                       BEALL, GARNER, SCREEN & GEARE, INC.
                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN


                            Amendment and Restatement
                         Effective as of January 1, 1997

                       BEALL, GARNER, SCREEN & GEARE, INC.
                    EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                            Amendment and Restatement
                         Effective as of January 1, 1997

                                TABLE OF CONTENTS
                                -----------------

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

1.1    ACQUISITION LOAN                              1
1.2    ACQUISITION LOAN SUSPENSE ACCOUNT             1
1.3    ADMINISTRATOR                                 2
1.4    AFFILIATED COMPANY(IES)                       2
1.5    ANNIVERSARY DATE                              2
1.6    BENEFICIARY                                   2
1.7    BREAK IN SERVICE                              2
1.8    CODE                                          2
1.9    COMPENSATION                                  2
1.10   EARLY RETIREMENT DATE                         3
1.11   EFFECTIVE DATE                                3
1.12   EMPLOYEE                                      3
1.13   EMPLOYER                                      3
1.14   EMPLOYER MATCHING CONTRIBUTION ACCOUNT        3
1.15   EMPLOYER STOCK                                3
1.16   EMPLOYER STOCK ACCOUNT                        4
1.17   ESOP CONTRIBUTION ACCOUNT                     4
1.18   ERISA                                         4
1.19   FINANCED SHARES                               4
1.20   HIGHLY COMPENSATED EMPLOYEE                   4
1.21   HOUR OF SERVICE                               5
1.22   NON-HIGHLY COMPENSATED EMPLOYEE               6
1.23   NORMAL RETIREMENT AGE                         6
1.24   NORMAL RETIREMENT DATE                        6
1.25   PARTICIPANT                                   6
1.26   PLAN                                          6
1.27   PLAN ACCOUNT                                  6
1.28   PLAN YEAR                                     6
1.29   QUALIFIED ELECTION PERIOD                     6
1.30   QUALIFIED MATCHING CONTRIBUTION ACCOUNT       6
1.31   QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT    6
1.32   QUALIFIED PARTICIPANT                         6
1.33   QUALIFIED PARTICIPANT SELF-DIRECTED ACCOUNT   7


1.34   QUALIFIED PARTICIPANT SELF-DIRECTED INVESTMENTS          7
1.35   ROLLOVER CONTRIBUTION ACCOUNT                            7
1.36   SALARY REDUCTION CONTRIBUTION ACCOUNT                    7
1.37   TRUST                                                    7
1.38   TRUST FUND                                               7
1.39   TRUSTEES                                                 7
1.40   VALUATION DATE                                           7
1.41   YEARS OF SERVICE                                         7

                                    ARTICLE 2
                          ELIGIBILITY FOR PARTICIPATION
                          -----------------------------

2.1    INITIAL ELIGIBILITY                                      8
2.2    SUBSEQUENT ELIGIBILITY                                   8
2.3    REHIRED PARTICIPANTS                                     9

                                    ARTICLE 3
                          CONTRIBUTIONS AND ALLOCATIONS
                          -----------------------------

3.1    SALARY REDUCTION CONTRIBUTIONS BY PARTICIPANTS           9
3.2    EMPLOYER MATCHING CONTRIBUTIONS                         11
3.3    ESOP CONTRIBUTIONS                                      12
3.4    DEDUCTIBILITY OF CONTRIBUTIONS                          13
3.5    LIMITS ON ANNUAL ADDITIONS                              13
3.6    DISPOSITION OF EXCESS ANNUAL ADDITIONS                  15
3.7    CONTRIBUTIONS TO ROLLOVER CONTRIBUTION ACCOUNT          16
3.8    DEFINITION OF "ROLLOVER CONTRIBUTION"                   16
3.9    DISTRIBUTION OF EXCESS DEFERRALS                        17
3.10   DISTRIBUTION OF EXCESS CONTRIBUTIONS                    18
3.11   DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS          18
3.12   MILITARY SERVICE BENEFITS                               19
3.13   EMPLOYER STOCK                                          19
3.14   ADMINISTRATOR'S DIRECTION                               20
3.15   INCURRENCE OF ACQUISITION LOANS                         20
3.16   DIVERSIFICATION ELECTIONS                               21
       (a)     Qualified Participants' Rights                  21
       (b)     Qualified Participant Self-Directed Accounts    21
3.17   VOTING OF EMPLOYER STOCK                                21
       (a)     Publicly Traded Stock                           21
       (b)     Non-Publicly Traded Stock                       21
3.18   PARTICIPANTS' INVESTMENT ELECTIONS                      22
3.19   ALLOCATION OF CONTRIBUTIONS, FORFEITURES AND EARNINGS   22
3.20   PROHIBITED ALLOCATIONS                                  25

       (a)  General Rule                              25
       (b)  Exception For Certain Lineal Descendants  26
       (c)  Nonallocation Period                      26
3.21   VALUATION OF EMPLOYER STOCK                    26

                                    ARTICLE 4
                                  DISTRIBUTIONS
                                  -------------

 4.1   RETIREMENT                                     26
 4.2   DEATH OF PARTICIPANT                           27
 4.3   DISABILITY                                     27
 4.4   TERMINATION PRIOR TO RETIREMENT                28
 4.5   REHIRED PARTICIPANT                            30
 4.6   COMMENCEMENT OF BENEFITS                       30
 4.7   NOTICE REQUIREMENTS                            31
 4.8   CASH-OUT DISTRIBUTIONS                         31
 4.9   DIRECT ROLLOVERS                               31
4.10   REQUIRED DISTRIBUTIONS                         32
4.11   FORMS OF BENEFITS                              32
4.12   EMPLOYER STOCK DISTRIBUTIONS; BEGINNING DATE   33
4.13   CHARTER/BYLAW RESTRICTIONS                     33
4.14   STOCK DISTRIBUTIONS; PUT OPTION                34
4.15   PUT OPTION RIGHT; LEVERAGED SHARES             34
4.16   RIGHT OF FIRST REFUSAL ON EMPLOYER STOCK       35
4.17   LEGENDS                                        35
4.18   HARDSHIP WITHDRAWALS                           35

                                    ARTICLE 5
                                 ADMINISTRATION
                                 --------------

 5.1   ADMINISTRATION                                 36

                                    ARTICLE 6
                                THE ADMINISTRATOR
                                -----------------

 6.1   MEMBERS                                        37
 6.2   PROCEDURE                                      37
 6.3   POWERS AND RESPONSIBILITIES                    37
 6.4   CERTIFICATIONS AND INVESTIGATIONS              38
 6.5   CLAIMS PROCEDURE                               38
 6.6   ADVICE                                         40
 6.7   DELEGATION                                     40
 6.8   LIABILITY; INDEMNIFICATION                     40
 6.9   INSURANCE                                      40

6.10   BONDING                                             41
6.11   COMPENSATION                                        41

                                    ARTICLE 7
                               TRUST AND TRUSTEES
                               ------------------

7.1    TRUST FUND                                          41
7.2    TRUSTEES' CONTROL                                   41
7.3    INVESTMENT OPTIONS                                  42
7.4    TRUSTEES APPOINTMENT AND RESIGNATION; REMOVAL AND
       SUCCESSION OF TRUSTEES                              42
7.5    PRUDENT PERSON RULE                                 43
7.6    LIABILITY; EXPENSES; COMPENSATION                   43
7.7    MANAGEMENT OF ASSETS                                43
7.8    RELIANCE BY TRUSTEES                                46
7.9    CHANGES IN ADMINISTRATOR                            46
7.10   LEGAL COUNSEL                                       46
7.11   ACCOUNTING OF FUNDS AND TRANSACTIONS                46
7.12   RELIANCE ON TRUSTEES                                47
7.13   LEGAL ACTION                                        47
7.14   DISTRIBUTIONS                                       47
7.15   SIGNATURES                                          47
7.16   FEES AND EXPENSES 48
7.17   AMENDMENT AND TERMINATION                           48
7.18   NON-REVERSION                                       48
7.19   RESIGNATION OR REMOVAL OF TRUSTEE                   48
7.20   ACCEPTANCE                                          48
7.21   DIRECTION OF TRUSTEE; INDEMNIFICATION               49

                                    ARTICLE 8
                       MEETINGS AND DECISIONS OF TRUSTEES
                       ----------------------------------

 8.1   MEETING OF TRUSTEES                                 49
 8.2   ACTION BY TRUSTEES WITHOUT MEETING                  49
 8.3   MINUTES OF MEETING                                  49

                                    ARTICLE 9
                                    AMENDMENT
                                    ---------

 9.1   AMENDMENT                                           49
 9.2   PROCEDURE                                           50

                                   ARTICLE 10

                                   TERMINATION
                                   -----------

 10.1   RIGHT TO TERMINATE                                        50
 10.2   EFFECT OF TERMINATION                                     50
 10.3   PROCEDURE                                                 51
 10.4   MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OF THE
        EMPLOYER                                                  51
 10.5   MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OF THE PLAN   51

                                   ARTICLE 11
                      PROVISIONS TO PREVENT DISCRIMINATION
                      ------------------------------------

 11.1   NO Section 401(a) DISCRIMINATION                          51
 11.2   UNIFORM TREATMENT                                         51

                                   ARTICLE 12
                              TOP HEAVY PROVISIONS
                              --------------------

 12.1   TOP HEAVY REQUIREMENTS                                    52
 12.2   TOP HEAVY PLAN DEFINITIONS                                53

                                   ARTICLE 13
                              LOANS TO PARTICIPANTS
                              ---------------------

13.1    LOAN ADMINISTRATION                                       55
13.2    AMOUNT, AVAILABILITY                                      55
13.3    NON-DISCRIMINATION                                        55
13.4    LOAN APPROVAL                                             56
13.5    INTEREST RATE                                             56
13.6    COLLATERAL                                                56
13.7    REPAYMENT                                                 57
13.8    PARTICIPANT CONSENT TO LOAN SET-OFFS                      57
13.9    DISTRIBUTIONS PROHIBITED                                  57
13.10   NO ALIENATION                                             58
13.11   DISCLOSURE                                                58

                                   ARTICLE 14
                                  MISCELLANEOUS
                                  -------------

 14.1   NO RIGHT TO EMPLOYMENT                                    58
 14.2   HEADINGS                                                  58
 14.3   COUNTERPARTS                                              58
 14.4   GOVERNING LAW                                             58

14.5   RULES AND REGULATIONS       58
14.6   NO ASSIGNMENT OF BENEFITS   58
14.7   EXCLUSIVE BENEFIT           59

                       BEALL, GARNER, SCREEN & GEARE, INC.
                    EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                            Amendment and Restatement
                         Effective as of January 1, 1997

         This amended and restated Plan, the Beall, Garner, Screen & Geare, Inc. Employee Savings And Stock Ownership Plan (the "Plan"), is adopted, effective as of January 1, 1997, by Beall, Garner, Screen & Geare, Inc. (the "Employer").

         The primary purpose of this Plan is to enable eligible employees to share in the growth and prosperity of the Employer, and to provide such eligible employees with an opportunity to accumulate capital for their future economic security by acquiring stock ownership interests in the Employer. Therefore, a portion of the Trust Fund established pursuant to the Plan is designed to invest primarily in Employer Stock. In this regard, the Plan is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA.

         This amended and restated Plan also is designed to afford eligible employees an opportunity to increase their security at retirement through their own savings and through Employer contributions during their periods of active employment while this Plan remains in effect.

         Accordingly, the Employer wishes to adopt this amended and restated Plan, effective as of January 1, 1997, subject, however, to such amendments as may be required by the Internal Revenue Service in order that the Plan may qualify as a tax-qualified "profit-sharing" plan and conditioned on such qualification.

         Effective February 15, 1999, the Plan shall not receive contributions of, or be designed to invest primarily in, Employer Stock, but rather the Plan's assets shall be invested at the discretion of the Plan's participants and beneficiaries among a diversified portfolio of investments made available under the Plan, including, but not limited to, Employer Stock.

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------


     The following terms, when used in this Plan, have the meanings set forth below, unless different meanings are clearly required by the context:


1.1 ACQUISITION LOAN means a loan (or other extension of credit) used by the Trustees to finance the acquisition of Employer Stock, which loan may constitute an extension of credit to the Trustees from a party in interest (as defined in Section 3(14) of ERISA).

1.2 ACQUISITION LOAN SUSPENSE ACCOUNT means the bookkeeping account maintained to record the Plan's interest in Financed Shares which have not been released from encumbrance pursuant to Section 3.15.

1.3 ADMINISTRATOR means the Plan Administrator provided for in Article of this Plan.

1.4 AFFILIATED COMPANY(IES) means any corporation, trade or business during any period in which it is, along with the Plan Sponsor, a member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as described in Code Sections 414(b), 414(c), 414(m) and 414(o).

1.5 ANNIVERSARY DATE means the last day of the Plan Year.

1.6 BENEFICIARY means, except as provided in Section 4.2, the person or persons designated by the Participant on his or her designation form as being entitled to receive the Participant's Plan Account upon the Participant's death, or, in some cases, after the death of the Participant's designated Beneficiary. If there is no designated Beneficiary, a Participant's Beneficiary shall be his or her surviving spouse, or if he or she has no surviving spouse, his or her estate.

1.7 BREAK IN SERVICE shall occur at the end of any Plan Year during which an Employee is not credited with more than five hundred (500) Hours of Service.

1.8 CODE means the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time.

1.9 COMPENSATION means the amount of earnings reflected as federal taxable wages on the Participant's W-2 Income Statement, or, for any self-employed person (as defined in Code Section 401(c)(1) and the regulations thereunder), earned income (as defined below), paid by the Employer to a Participant during each Plan Year (or portion thereof) during which such person is a Participant, plus amounts which are paid out of an Employee's remuneration from the Employer and which are "elective contributions" which are not includible in gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b), deferrals under an eligible deferred compensation plan within the meaning of Code Section 457(b) or employer "pick-up" contributions (under governmental plans) within the meaning of Code Section 414(h)(2). Notwithstanding any other provision of this Plan, the Compensation of any Participant taken into account under the Plan for any year may not exceed the dollar limit under Code Section 401(a)(17). This dollar limitation shall be adjusted automatically at the same time and in the same manner as any cost-of-living adjustment made by the Secretary of the Treasury under Code Section 415(d) (as modified by Code Section 401(a)(17)). The Code
Section 401(a)(17) dollar limit is one hundred sixty thousand dollars ($160,000.00) for 1998. Earned income means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified retirement plan to the extent deductible under Code
Section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code.

1.10 EARLY RETIREMENT DATE means the first day of any month that precedes the Participant's Normal Retirement Date and that coincides with or follows the Participant's (a) attainment of age sixty (60), and (b) completion of twenty-five (25) Years of Service for vesting purposes. Effective January 1, 1998, Early Retirement Date shall mean the first day of any month that precedes the Participant's Normal Retirement Date and that coincides with or follows the earlier of the Participant's (a) attainment of age sixty (60), or (b) completion of twenty-five (25) Years of Service for vesting purposes.

     A Participant shall become fully vested upon satisfying this requirement if still employed at his or her Early Retirement Age.

     A former Participant who terminates employment and who thereafter reaches the age requirement contained herein shall be entitled to receive his or her benefits under this Plan.

1.11 EFFECTIVE DATE means January 1, 1997, the effective date of this amendment and restatement of the Plan. The initial effective date of the Plan was January 1, 1966.

1.12 EMPLOYEE means any person employed by the Employer, except that the term Employee shall not include: (a) any employee of the Employer who is classified by the Employer as an "hourly employee" of the Employer (as determined by the Employer in its sole and absolute discretion), or (b) effective until May 1, 1997, an employee of the Employer's Real Estate Division (as determined by the Employer in its sole and absolute discretion), or (c) any employee of the Employer who is a member of a collective bargaining unit covered under a collective bargaining agreement unless the collective bargaining agreement provides for the employee's participation in the Plan (as determined by the Employer in its sole and absolute discretion), or (d) any leased employee (as defined in Code Section 414(n)) of the Employer (as determined by the Employer in its sole and absolute discretion), or (e) any person who is not classified by the Employer as a common law employee of the Employer for the period during which the person is not so classified by the Employer notwithstanding the later reclassification by a court or any regulatory agency of the person as a common law employee of the Employer (as determined by the Employer in its sole and absolute discretion), or (f) any person classified by the Employer as a temporary employee of the Employer (as determined by the Employer in its sole and absolute discretion).

1.13 EMPLOYER means Beall, Garner, Screen & Geare, Inc., and such Affiliated Companies as are designated by Beall, Garner, Screen & Geare, Inc. to be participating employers under this Plan, and any successor or successors thereto.

1.14 EMPLOYER MATCHING CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to contributions made under Section.

1.15 EMPLOYER STOCK means shares of the Employer (or, effective October 1, 1998, of Century Business Services, Inc., the Employer's parent corporation) having a combination of voting power and dividend rights equal to or in excess of (a) that class of common stock of the Employer (or, effective October 1, 1998, of Century Business Services, Inc.) having the greatest voting power, and (b) that class of common stock of the Employer (or, effective October 1, 1998, of Century Business Services, Inc.) having the greatest dividend rights.

1.16 EMPLOYER STOCK ACCOUNT means the account of a Participant which reflects his or her interest in Employer Stock held by the Trustees in respect of shares of Employer Stock released from the Acquisition Loan Suspense Account as a result of Acquisition Loan repayments made from assets in the Participant's Employer Matching Contribution Account, if any, and assets in the Participant's ESOP Contribution Account, as a result of the allocation of forfeitures and as a result of Acquisition Loan repayments made from earnings on Employer Stock in the Acquisition Loan Suspense Account.

1.17 ESOP CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to contributions made under Section 3.3.

1.18 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.19 FINANCED SHARES means shares of Employer Stock acquired by the Trustees with the proceeds of an Acquisition Loan.

1.20 HIGHLY COMPENSATED EMPLOYEE . The term Highly Compensated Employee includes active Highly Compensated Employees and former Highly Compensated Employees, as described in Code Section 414(q), which currently provides as follows:

     An active Highly Compensated Employee includes any Employee who performs service for the Employer during the "determination year" and who (i) was a five percent (5%) owner as defined in Code Section 416(i)(1) at any time during the "look-back year" or determination year or (ii) (A) during the look-back year, received compensation (as defined below) from the Employer in excess of eighty thousand dollars ($80,000) (as adjusted pursuant to Section 415(d) of the Code, and (B) was, for the look-back year, in the group consisting of the top twenty percent (20%) of non-excludible employees ranked by compensation (as defined below) for such year.

     For this purpose, except as otherwise provided in this paragraph, the determination year shall be the Plan Year. The look-back year shall be the twelve (12) month period immediately preceding the determination year.

     A former Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated from service) prior to the determination year, performs no service for the Employer during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday.

     The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     In determining whether an individual is a Highly Compensated Employee, the term "compensation" means compensation as defined in Section 3.5, or any other definition selected by the Administrator which is permitted under Code Section 415(c)(3), which is received by the individual from the Employer during the determination year or from the Employer during the look-back year, as applicable including, (i) for Plan Years beginning prior to January 1, 1998, elective or salary reduction contributions to a cafeteria plan under Section 125 of the Code, a cash or deferred arrangement under Section 401(k) of the Code, or a simplified employee pension under Section 402(h) of the Code and (ii) for Plan Years beginning after December 31, 1997, elective salary reduction contributions to a cafeteria plan under Section 125 of the Code, a cash or deferred arrangement under Section 401(k) of the Code, a simplified employee pension under Section 408(k) of the Code, a simple plan under Section 408(q) of the Code, or a plan under Section 457 of the Code.

     Notwithstanding the preceding, in determining whether an individual is a Highly Compensated Employee, the Employer may elect to apply the "alternative definition" to determine whether an Employee who separated from service before January 1, 1987 is a former Highly Compensated Employee. The election, once made, cannot be changed without the consent of the Commissioner of the Internal Revenue Service. Under the alternative definition, a former Highly Compensated Employee includes any former Employee who separated from service with the Employer prior to January 1, 1987, and was described in any one or more of the following groups during either the Employee's separation year (as defined in Treasury Regulations under Section 414(q) of the Code) (or the year preceding such separation year) or any year ending on or after such Employee's fifty-fifth
(55th) birthday (or the last year ending before such Employee's fifty-fifth
(55th) birthday): (i) the Employee was a five percent (5%) owner of the Employer at any time during the year; (ii) the Employee received compensation from the Employer in excess of fifty thousand dollars ($50,000) during the year. The determinations provided for in this alternative definition may be made on the basis of the calendar year, the Plan Year, or any other twelve (12) month period selected by the Employer and applied on a reasonable and consistent basis.

     1.21 HOUR OF SERVICE means each hour for which an Employee is directly or indirectly compensated by the Employer for the performance of duties for the Employer, or for reasons other than the performance of such duties (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, and each hour for which back pay is either awarded or granted to such Employee by the Employer, regardless of mitigation of damages. In computing and crediting Hours of Service for periods during which the Employee does not perform duties for the Employer, no more than five hundred one (501) Hours of Service shall be credited for any single continuous period of nonperformance of duties for the Employer, and the rules set forth in Sections 2530.200b-2(b) and (c) of Department of Labor Regulations shall apply, and those rules are incorporated herein by reference. Solely for purposes of determining whether a Break in Service has occurred, an Employee who is absent for maternity or paternity reasons will receive credit for up to five hundred one (501) Hours of Service for the Hours of Service which would otherwise have been credited to the Employee had the Employee not been absent, or if those Hours of Service cannot be determined, eight (8) Hours of Service for each day of absence. The Hours of Service credited for a maternity or a paternity absence shall be credited in the year the absence begins if necessary to prevent a Break in Service for that year or in any other case, in the immediately following year. An absence for maternity or paternity reasons means an absence (1) because of the individual's pregnancy, (2) because of the birth of the individual's child,
(3) because of the individual's adoption of a child or (4) for purposes of caring for the individual's child beginning immediately following the child's birth or placement with the individual.


1.22 NON-HIGHLY COMPENSATED EMPLOYEE means an Employee who is not a Highly Compensated Employee.


1.23 NORMAL RETIREMENT AGE means the Participant's sixty-fifth (65th) birthday.


1.24 NORMAL RETIREMENT DATE means the first day of the month coinciding with or next following a Participant's Normal Retirement Age.


1.25 PARTICIPANT means any Employee who participates in the Plan as provided in Article or who makes a contribution to a Rollover Contribution Account. Subject to Sections 3.2(d) and 3.3(d), a Participant shall continue to be a Participant as long as he or she has a Plan Account, but a non-Employee who formerly was a Participant shall be referred to hereunder as a "former Participant" from time to time.


1.26 PLAN means the Beall, Garner, Screen & Geare, Inc. Employee Savings And Stock Ownership Plan as set forth in this document and as amended from time to time.


1.27 PLAN ACCOUNT means the amount held under this Plan for the account of a Participant, and shall equal the sum as to each Participant of the Participant's Salary Reduction Contribution Account, ESOP Contribution Account, Employer Matching Contribution Account, Employer Stock Account, Qualified Nonelective Contribution Account, Qualified Matching Contribution Account, Qualified Participant Self-Directed Account and Rollover Contribution Account.


1.28 PLAN YEAR means the twelve (12) month period beginning each January 1 and ending each December 31 during which this Plan is in effect.

1.29 QUALIFIED ELECTION PERIOD means the six-Plan Year period beginning with the Plan Year in which the Participant first became a Qualified Participant.


1.30 QUALIFIED MATCHING CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to "qualified matching contributions" (as defined in Code Sections 401(k) and (m)).


1.31 QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to "qualified nonelective contributions" (as defined in Code Sections 401(k) and (m)).


1.32 QUALIFIED PARTICIPANT means a Participant who has completed at least 10 years of participation in the Plan and has attained age 55.

1.33 QUALIFIED PARTICIPANT SELF-DIRECTED ACCOUNT means the Account of a Qualified Participant which reflects his or her interests in the Plan attributable to his or her Qualified Participant Self-Directed Investments.


1.34 QUALIFIED PARTICIPANT SELF-DIRECTED INVESTMENTS means investments made and held by the Trustees at the direction of a Qualified Participant pursuant to
Section 4.4 and allocated to the Qualified Participant's Self-Directed Account.


1.35 ROLLOVER CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to contributions made under Section .


1.36 SALARY REDUCTION CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to contributions made under Section 3.1. A Participant's Salary Reduction Contribution Account shall include, in addition to amounts attributable to contributions made under Section 3.1, amounts held under the Plan in respect of contributions made to the Participant's "profit sharing account" prior to 1987 and contributions made to the Participant's Employer Matching Contribution Account prior to 1992.


1.37 TRUST means the trust established under this Plan or under a separate trust agreement which forms a part of this Plan.


1.38 TRUST FUND means the assets of the Trust.


1.39 TRUSTEES means the trustees of the Trust serving as such from time to time.


1.40 VALUATION DATE means the last day of a Plan Year, and any other date or dates chosen by the Administrator as of which the Trust is valued pursuant to
Article 7.


1.41 YEARS OF SERVICE , for eligibility purposes, means the twelve (12) month period beginning on an Employee's date of hire (i.e., the first day on which the Employee completes an Hour of Service) by the Employer if the Employee completes at least one thousand (1,000) Hours of Service during that period. If an Employee does not complete at least one thousand (1,000) Hours of Service during the twelve (12) month period beginning on his or her date of hire by the Employer, he or she will receive credit, for eligibility purposes, for a Year of Service at the close of any Plan Year commencing after his or her date of hire by the Employer (either before or after the Effective Date) during which he or she completes at least one thousand (1,000) Hours of Service.


     For purposes of vesting, Year of Service means a calendar year during which an Employee is credited with one thousand (1,000) Hours of Service.


     If an Employee incurs a Break in Service, the Employee's Years of Service before the Break in Service will be taken into account only if the Employee subsequently becomes an Employee and completes one (1) Year of Service.


     In the case of any Participant who incurs five (5) consecutive Breaks in Service, Years of Service completed after such five (5) year period shall not be taken into account for purposes of determining the Participant's vested interest in benefits derived from Employer contributions which accrued before such five
(5) year period.


     If a Participant has a Break in Service before the Participant acquires a vested interest in the Participant's Plan Account, service before the Break in Service shall not be taken into account if the number of consecutive Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of such Years of Service prior to such Break in Service.


     If the Employer is a member of a controlled group of employers within the meaning of Code Sections 414(b), (c), (m) or (o), Years of Service shall be determined as if all members of the controlled group were a single employer, excluding, however, employment during periods when the Employer was not a member of the controlled group.


     In the case of an Employee who is absent from service with the Employer or an Affiliated Company solely by reason of military service under circumstances by which such Employee is afforded reemployment rights under any applicable Federal or State statute or regulation, such Employee shall be deemed not to have terminated employment or have been absent from service with the Employer or an Affiliated Company if such Employee returns to service with the Employer or an Affiliated Company before the expiration of such reemployment rights; provided, however, if such Employee fails to return to service with the Employer or an Affiliated Company before the expiration of such reemployment rights, such Employee shall be deemed to have terminated employment on the first day on which such Employee was first absent from service with the Employer or an Affiliated Company by reason of such military service.


                                   ARTICLE 2
                         ELIGIBILITY FOR PARTICIPATION
                         -----------------------------

2.1 INITIAL ELIGIBILITY. Each person who is an Employee on the Effective Date and who, on the Effective Date, is at least twenty-one (21) years of age and is credited with at least one (1) Year of Service for eligibility purposes will become, or continue as, a Participant in the Plan on the Effective Date.


2.2 SUBSEQUENT ELIGIBILITY. Each Employee who first attains age twenty-one (21) and first is credited with at least one (1) Year of Service for eligibility purposes after the Effective Date will become a Participant on the January 1 or July 1 coincident with or next following the date on which the Employee first attains age twenty-one (21) and is credited with at least one (1) Year of Service for eligibility purposes. Notwithstanding the preceding, (i) effective May 1, 1997, an Employee shall become eligible to make Salary Reduction Contributions in accordance with Section 3.1 on the date the Employee becomes an Employee and (ii) effective January 1, 1998, any individual who satisfies the eligibility requirements of the Plan for making Salary Reduction Contributions under Section 3.1 and who later ceases to satisfy those eligibility requirements because he or she transfers from Employee status to "hourly employee" status shall be eligible to make Salary Reduction Contributions in accordance with
Section 3.1 on and after the individual's "hourly employee" status commences, but he or she shall not be entitled to participate in any contribution feature of the Plan other than Sections 3.1 and 3.7.


2.3 REHIRED PARTICIPANTS. A Participant who ceases to be an Employee for any reason and who subsequently becomes an Employee will be eligible to participate in this Plan on the first day he or she again becomes an Employee; provided, however, that if the Employee's Years of Service are disregarded pursuant to Section , the Employee shall participate in this Plan only as provided in Section .


                                   ARTICLE 3
                         CONTRIBUTIONS AND ALLOCATIONS
                         -----------------------------

     3.1 SALARY REDUCTION CONTRIBUTIONS BY PARTICIPANTS .


     (a) Each Participant may make a salary reduction election to reduce his or her Compensation per payroll period in an amount equal to any whole percentage of his or her Compensation which is not less than one percent (1%) nor more than fifteen percent (15%), subject, however, to the Employer's right to amend or revoke the Participant's election as provided in Sections 3.1(d) and 3.1(e) below; provided, however, that, effective until December 31, 1998, during an Employee's eligibility to participate in the Plan's Employer Matching Contribution feature under Section 3.2 and the Plan's ESOP Contribution feature under Section 3.3, the Employee's maximum permissible salary reduction election percentage shall be reduced for so long as he or she is so eligible (or until December 31, 1998 if later) to five percent (5%) of Compensation. In addition, a Participant's Salary Reduction Contributions to the Plan, and to all other plans, contracts or arrangements subject to Code Section 402(g), during any calendar year may not exceed the dollar limitation applicable to the Plan under Section 402(g) of the Code (ten thousand dollars ($10,000) for 1998). This dollar limit shall be adjusted automatically by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury at the same time and in the same manner as the cost-of-living adjustment applied under Code Section 415(d) (as modified by Code Section 402(g)).


     (b) Contributions will be made by the Employer to the Salary Reduction Contribution Account of each Participant in an amount equal to the amount of the Participant's reduction in Compensation. All Salary Reduction Contribution Accounts shall be one hundred percent (100%) vested at all times.


(c) Salary reduction elections shall be made in writing on such forms, and shall be subject to such uniform administrative rules, as the Administrator shall establish. A Participant may amend or revoke his or her salary reduction election at such times and with such frequency as the Administrator's uniform rules shall permit.


(d) The Employer shall have the right to amend or revoke a Participant's salary reduction election (i) if such election causes the Participant's contributions to exceed the limits on annual additions imposed by this Section or Section 3.5, or (ii) to insure that this Plan meets the deferral percentage tests of Code
Section 401(k)(3).

(e) The Plan at all times shall be administered so as to comply with the provisions of Code Section 401(k)(3), Treasury Regulation Section 1.401(k)-1(b) and any subsequent Internal Revenue Service guidance issued under the applicable Code provisions. For purposes of testing compliance with Code Section 401(k)(3), the definition of "compensation" will be the definition designated by the Administrator from year to year, and may be limited to compensation during that portion of the Plan Year that the Employee was a Participant, as permitted under applicable law. For purposes of the Average Deferral Percentage test, the Employer shall use the prior Plan Year's average deferral percentage of Non-Highly Compensated Employees to determine the permitted average deferral percentage of Highly Compensated Employees for the Plan Year. An election to change the method used to determine the average deferral percentage of Non-Highly Compensated Employees shall be limited by, and made in the manner prescribed under, guidance issued by the Secretary of the Treasury.


(f) The Employer also may uniformly amend or revoke all Participants' salary reduction elections if the full amount of Salary Reduction Contributions to the Plan cannot be made for any Plan Year because the full amount of Salary Reduction Contributions for a Plan Year will exceed the amount deductible by the Employer under Code Section 404 (including carryovers) for the applicable fiscal year of the Employer.


(g) Any amendment or revocation of a Participant's salary reduction election by the Employer must be made in writing to the Participant stating the amount of the Salary Reduction Contribution which the Employer will accept. If the Employer amends or revokes a Participant's salary reduction election for a Plan Year, any excess of Salary Reduction Contributions already made with respect to the Participant for such Plan Year over the amount of such contributions allowed with respect to the Participant for such Plan Year shall be returned to the Participant as provided below.


(h) If, at the end of any Plan Year, it appears to the Employer that the above deferral percentage test of Code Section 401(k)(3) will not be met, the Employer, in lieu of amending or revoking salary reduction elections as permitted above, may elect to make an additional contribution for the benefit of Participants who are Non-Highly Compensated Employees. The additional contribution shall be allocated in the same manner as Employer Matching Contributions or in any other manner determined by the Employer. If the additional contribution is not allocated as an Employer Matching Contribution, it shall be added to the Qualified Nonelective Contribution Accounts of Participants on whose behalf it is made and shall be immediately one hundred percent (100%) vested and, except as otherwise provided herein, shall be subject to the distribution provisions and limitations which are applicable to Salary Reduction Contributions to the Plan. If the additional contribution is allocated as an Employer Matching Contribution, it shall be added to the Qualified Matching Contribution Accounts of Participants on whose behalf it is made and shall be immediately one hundred percent (100%) vested and, except as otherwise provided herein, shall be subject to the distribution provisions and limitations which are applicable to Salary Reduction Contributions to the Plan. The amount of the additional contribution shall be such that the deferral percentage test of Section 401(k)(3) of the Code will be met. The additional contribution shall be deposited to Participants' Accounts not later than the earlier of (i) the date which is prescribed by law for filing the Employer's income tax return (including any extension thereof) for the taxable year to which the contribution relates, or (ii) the last day of the twelve (12) month period immediately following the Plan Year to which the contribution relates. A Participant may not elect to receive any portion of the additional contribution as current Compensation.


     3.2 EMPLOYER MATCHING CONTRIBUTIONS .


     (a) A matching contribution shall be made by the Employer to the Employer Matching Contribution Account of each Participant who has satisfied the eligibility requirements set forth in Article 2 and who makes a contribution to his or her Salary Reduction Contribution Account for the Plan Year. The matching contribution for each Participant shall be made at such time as determined by the Employer, but no later than the date provided by applicable law for making Employer Matching Contributions for the Plan Year. The matching contribution for each Participant shall equal one hundred percent (100%) of the Participant's Salary Reduction Contributions. Effective January 1, 1999, the matching contribution for each Participant shall equal fifty percent (50%) of the portion of the Participant's Salary Reduction Contributions for the Plan Year that does not exceed six percent (6%) of the Participant's Compensation for the Plan Year, excluding Compensation for any period during which the Participant is not eligible to receive an Employer Matching Contribution.


(b) The Plan at all times shall be administered so as to comply with the provisions of Code Section 401(m), Treasury Regulation Sections 1.401(m)-1 and 1.401(m)-2 and any subsequent Internal Revenue Service guidance issued under the applicable Code provisions. For purposes of testing compliance with Code Section 401(m)(2), the definition of "compensation" will be the definition designated by the Administrator from year to year, and may be limited to compensation during that portion of the Plan Year that the Employee was a Participant, as permitted under applicable law. When required by Treasury Regulation Section 1.401(m)-2(c), multiple use of the alternative limitation shall be corrected by reducing the actual contribution percentage of all Highly Compensated Employees under the Plan. For purposes of the Average Contribution Percentage test, the Employer shall use the prior Plan Year's average contribution percentage on Non-Highly Compensated Employees to determine the permitted average contribution percentage of Highly Compensated Employees for the Plan Year. An election to change the method used to determine the average contribution percentage of Non-Highly Compensated Employees shall be limited by, and made in the manner prescribed under, guidance issued by the Secretary of the Treasury.


(c) If, at the end of any Plan Year, it appears to the Employer that the above contribution percentage test of Code Section 401(m)(2) will not be met, the Employer, in lieu of limiting or prohibiting Employee contribution elections as permitted above or distributing Excess Aggregate Contributions as permitted in Section , may elect to make an additional contribution for Participants who are Non-Highly Compensated Employees. The additional contribution shall be allocated in the same manner as Employer Matching Contributions or in any other manner determined by the Employer. If the additional contribution is not allocated as an Employer Matching Contribution, it shall be added to the Qualified Nonelective Contribution Accounts of Participants on whose behalf it is made and shall be immediately one hundred percent (100%) vested and, except as otherwise provided herein, shall be subject to the distribution provisions and limitations which are applicable to Salary Reduction Contributions to the Plan. If the additional contribution is allocated as an Employer Matching Contribution, it shall be added to the Employer Matching Contribution Accounts of Participants on whose behalf it is made and shall for all purposes herein be treated as if it were an Employer Matching Contribution. The amount of the additional contribution shall be such that the contribution percentage test of Section 401(m) of the Code will be met. The additional contribution shall be deposited to Participants' Accounts not later than the earlier of (i) the date which is prescribed by law for filing the Employer's income tax return (including any extension thereof) for the taxable year to which the contribution relates, or
(ii) the last day of the twelve (12) month period immediately following the Plan Year to which the contribution relates. A Participant may not elect to receive any portion of the additional contribution as current Compensation.


(d) Notwithstanding the preceding, (i) an individual who is an Employee, who satisfies the requirements of eligibility for a contribution under this Section and who then ceases to be an Employee because of a change in job classification to that of being an "hourly employee" and (ii) an Employee who is employed in the Employer's Real Estate Division, shall not be eligible to participate in the Employer Matching Contributions described in this Section.



     3.3 ESOP CONTRIBUTIONS.

     (a) An ESOP Contribution equal to a uniform percentage of each Participant's Compensation may be made by the Employer for each Participant eligible for the contribution. The amount of any contribution will be established each year at the discretion of the Board of Directors of the Employer, and the contribution for each Participant shall be made annually or more frequently as the Employer may determine. A Participant shall be eligible for an allocation of any contribution under this Section for a Plan Year if the Participant has been credited with at least one thousand (1,000) Hours of Service during the Plan Year and is employed on the last day of the Plan Year.


     (b) For each Plan Year, the Employer shall contribute cash or shares of Employer Stock, or both, to Participants' ESOP Contribution Accounts in such amounts as may be determined by the Board of Directors in its discretion with respect to that Employer, which amounts shall be delivered to the Trustee; provided, however, that ESOP Contributions shall be paid in cash in such amounts and at such times as may be needed (when considering amounts currently existing in Participants' Employer Matching Contribution Accounts and ESOP Contribution Accounts) to provide the Trustees with cash sufficient to pay any currently maturing obligations under an Acquisition Loan. The Employer shall not be required to make an ESOP Contribution under this Section for any period for which an Acquisition Loan is not due and payable.


     (c) For each Plan Year, ESOP Contributions, if any, shall not be considered as accruing prior to the Anniversary Date thereof.

         (d) Notwithstanding the preceding, (i) an individual who is an Employee, who satisfies the requirements of eligibility for a contribution under this Section and who then ceases to be an Employee because of a change in job classification to that of being an "hourly employee" and (ii) an Employee who is employed in the Employer's Real Estate Division, shall not be eligible to participate in the ESOP Contributions described in this Section.


         3.4 DEDUCTIBILITY OF CONTRIBUTIONS. Employer contributions for a Plan Year shall not exceed an amount which, when combined with all other contributions under the Plan for the Plan Year, equals the maximum contribution which would be deductible by the Employer under Code Section 404 (including carryovers) for the applicable fiscal year of the Employer.


3.5 LIMITS ON ANNUAL ADDITIONS.


         (a) Basic Limitations. Notwithstanding any other provision of this Plan, a Participant's total annual additions under this Plan for any Plan Year shall not exceed the lesser of (a) thirty thousand dollars ($30,000) or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Plan Year, as adjusted in Treasury Regulation Section 1.415-2(b)(4)(iii), or (b) twenty-five percent (25%) of the Participant's Compensation for such Plan Year. "Annual additions" for this purpose means the sum of (i) contributions under Section 3.1 of this Plan allocable to the Participant's Plan Account, and (ii) any forfeitures allocable to the Participant's Plan Account; provided, however, that, any Employer contributions which are applied by the Trustees to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as forfeitures, shall not be included as annual additions if not more than one-third of the Employer contributions applied to pay principal and interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees.

         For purposes of this Section, "Compensation" refers to the Participant's earned income, wages, salaries, and fees for professional services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) and excluding the following:

         (i) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation;


(ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;



(iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and


(iv) Other amounts which received special tax benefits, or contributions made by a Participant (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludible from the gross income of the Participant).

         For purposes of applying the limitations of this Section, Compensation for a limitation year is the Compensation actually paid or includible in gross income during such year.

         Notwithstanding the preceding sentence, Compensation for a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

         Notwithstanding the preceding, effective for Plan Years beginning on or after January 1, 1998, "compensation" shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Section 125 or 457.

         (b) Combined Limitations . After any reduction in any benefit under a defined benefit plan pursuant to the following paragraph, if a Participant participates in any other defined contribution plan sponsored by the Employer which is qualified under Code Section 401(a), his or her annual additions under such plan shall be aggregated with his or her annual additions under this Plan, and his or her annual additions under this Plan shall be reduced, if necessary, so that the aggregate of such annual additions does not exceed the limitations set forth in (a) above.


         For limitation years commencing before January 1, 2000, if a Participant participates or has participated in any defined benefit pension plan sponsored by the Employer which is qualified under Code Section 401(a), his or her benefit under the defined benefit pension plan shall be reduced, if necessary, so that the sum of (i) and (ii), below, does not exceed 1.0 for any Plan Year:


         (i)(A) the projected annual normal retirement benefit (assuming continued employment until such Participant's normal retirement date and constancy of all relevant factors) of the Participant under the defined benefit pension plans, determined as of the close of the Plan Year, divided by


(B) the lesser of (A) 1.25 times the dollar limitation in effect under Code
Section 415(b)(1)(A) as of the close of such Plan Year or (B) 1.4 times the Participant's average Compensation for his or her "high three years" (where "high three years" refers to the period of three (3) consecutive calendar years yielding the highest such average and during which the Participant was a participant in the defined benefit pension plan), plus

         (ii)(A) the sum of the annual additions credited to the Participant under this Plan (and all other defined contribution plans required to be aggregated with this Plan) for the current Plan Year and all prior Plan Years, determined as of the close of the Plan Year, less any amounts permitted to be subtracted from such sum under Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982, divided by


         (B) the lesser of (A) 1.25 times the dollar limitation in effect under Code Section 415(c)(1)(A) (determined without regard to Code Section 415(c)(6)) for the current Plan Year and for all prior years of the Participant's employment with the Employer (regardless of whether a defined contribution plan was in effect for those years), or (B) thirty-five percent (35%) of the Participant's Compensation for the current Plan Year and for prior years of the Participant's employment with the Employer (regardless of whether a defined contribution plan was in effect for those years).


         If the fraction produced under (ii), above, would exceed 1.0, even after the reduction in the Participant's benefits under the defined benefit plan(s), which shall be done first, then the contributions for the Participant under this Plan shall be reduced to the extent necessary in accordance with this
Section 3.5.


         (c) TRANSITION RULE. At the election of the Administrator, with respect to any year ending after December 31, 1982, the amount taken into account under subsection (b)(ii)(B) above with respect to each Participant for all years ending before January 1, 1983 shall be an amount equal to the amount determined under (b)(ii)(B) above for the year ending in 1982 times the transition fraction. For purposes of this paragraph, the term "transition fraction" means a fraction, the numerator of which is the lesser of fifty-one thousand eight hundred seventy-five dollars ($51,875) or thirty-five percent (35%) of the Participant's Compensation (as defined above) for the year ending in 1981 and the denominator of which is the lesser of forty-one thousand five hundred dollars ($41,500) or twenty-five percent (25%) of the Participant's Compensation for the year ending in 1981.


         (d) AGGREGATION OF EMPLOYERS. The foregoing maximum contributions which may be made under this Plan shall be further limited by reason of the existence of other qualified retirement plans maintained by any other members of a controlled group of corporations, of one of a group of trades or businesses under common control (as described in Code Sections 414(b) or (c), as modified by Code Section 415(h)), or of an affiliated service group (as described in Code Sections 414(m) or (o)) to the extent such limitation is required by Code
Section 415. The Administrator shall advise affected Participants of any additional limitation required by the preceding sentence.


         3.6 DISPOSITION OF EXCESS ANNUAL ADDITIONS. If the limitations described in Section are exceeded with respect to any Participant in any Plan Year, then the contributions allocable to the Participant under this Plan for such Plan Year shall be reduced to the minimum extent required by such limitations by first reducing contributions to the Participant's Salary Reduction Contribution Account and then, if necessary, reducing contributions to the

Participant's Employer Matching Contribution Account and, then, if necessary reducing contributions to the Participant's ESOP Contribution Account. The Administrator, in its sole discretion, shall determine if any reduction in the annual additions to a Participant's Accounts is required by reason of the limitations set forth in this Article or Code Section 415. No Participant shall be entitled to any annual additions (or earnings thereon) made or allocated to the Participant in excess of such limitations. If it is determined at any time that the Administrator has erred in accepting and crediting salary reduction contributions by a Participant or in allocating Employer contributions to any Participant's Plan Account for any Plan Year in violation of such limitations, then (i) the amount of any required reduction in the Participant's contributions (including earnings thereon) shall be returned to the Participant and any Employer Matching Contributions attributable to such Participant contributions shall be forfeited, and (ii) the amount of any required reduction in the Employer's contributions to the Participant's ESOP Contribution Account (including earnings to the extent permitted by applicable law) allocable or allocated to the Participant under this Plan shall be returned to the Employer if such reduction in the Employer's contributions is attributable to a mistake of fact by the Employer or the Administrator at the time the contribution was made. If the reduction in the Employer's contributions is not attributable to such a mistake of fact, the amount of the reduction (including earnings) shall be held in suspense and applied against the Employer's contributions to the Participant's ESOP Contribution Account under Section 3.3 which are next due and owing to the Plan.


3.7 CONTRIBUTIONS TO ROLLOVER CONTRIBUTION ACCOUNT. Any Employee (whether or not currently eligible to participate in the Plan) may transfer to the Trust any Rollover Contributions as defined in Section. An Employee's Rollover Contribution shall be credited to and held in the Participant's Rollover Contribution Account. A Participant's Rollover Contribution Account shall be one hundred percent (100%) vested in the Participant at all times. A Rollover Contribution shall not be taken into account in determining the annual additions to an Employee's Plan Account under Section 3.5.


3.8 DEFINITION OF "ROLLOVER CONTRIBUTION". The term "Rollover Contribution" means an amount contributed to the Plan on or before the sixtieth (60th) day after the day the contributing Employee received it, if the amount received by the Employee is a distribution which is eligible for rollover to the Plan under Code Section 402.


The term "Rollover Contribution" also means assets representing a Participant's nonforfeitable interest in another retirement plan qualified under Section 401(a) or 403(a) of the Code, or in a conduit individual retirement account or annuity, which assets have been transferred directly from the trustee (or other fiduciary) of such other plan, account or annuity to the Trustees of this Plan; provided, however, that such direct transfer shall not be accepted by the Trustee unless (A) the transfer constitutes an "elective transfer" under Section 1.411(d)-4 Q&A-3(b) of regulations promulgated by the Secretary of the Treasury,
(B) the plan from which the transfer is made provides no protected benefits under Section 411(d)(6) of the Code which are not already provided under the Plan or (C) the transfer constitutes a direct rollover after December 31, 1992 under Section 402 of the Code.

         The Administrator may reject any Rollover Contribution which is not qualified to be a Rollover Contribution to the Plan under the foregoing or under the Code. The Administrator may make all investigations necessary to determine whether any amount submitted as a Rollover Contribution may be received.

         3.9 DISTRIBUTION OF EXCESS DEFERRALS.

         (a) IN GENERAL. Notwithstanding any other provision of the Plan, Excess Deferrals, plus income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Deferrals were assigned for the preceding taxable year and who claims such Excess Deferrals for such taxable year. A Participant is deemed to have claimed the Excess Deferrals for a taxable year to the extent that the Participant's Excess Deferrals are calculated by taking into account only Elective Deferrals to this Plan. If Excess Deferrals are distributed as provided above, any Employer Matching Contribution attributable to the Excess Deferrals shall be forfeited (if forfeitable) or distributed as provided in Section .

(b) DEFINITIONS.

         (i) "Elective Deferrals" means any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferrals equal the sum of all Employer contributions made on behalf of such Participant pursuant to the Participant's election to defer under the Plan or under any other plan or arrangement described in Sections 401(k), 408(k) or 403(b) of the Code.

         (ii) "Excess Deferrals" means the amount of Elective Deferrals for the Participant's taxable year that is includible in the Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals exceed the seven thousand dollar ($7,000) (as indexed) limit under
Section 402(g) of the Code. Excess Deferrals shall be treated as annual additions under the Plan for purposes of the limitations under Section 415 of the Code.

         (c) CLAIMS. The Participant's claim shall be in writing, shall be submitted to the Administrator no later than March 1; shall specify the Participant's Excess Deferrals for the preceding taxable year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceed the dollar limitation under Section 402(g) of the Code for the year in which the deferral occurred.

         (d) DETERMINATION OF INCOME. The Excess Deferrals distributed to a Participant with respect to a taxable year shall be adjusted for income or loss during the taxable year and, if elected by the Plan Administrator, during the period from the end of the taxable year to the date of distribution. The income or loss allocable to Excess Deferrals for the taxable year (and, if elected, from the end of the Plan Year to the date of distribution) shall be determined by the Plan Administrator using any reasonable method permitted under Section 402(g) of the Code.

3.10 DISTRIBUTION OF EXCESS CONTRIBUTIONS.

         (a) IN GENERAL. Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed to the appropriate Highly Compensated Employees after the last day of the Plan Year in which the Excess Contributions arose and, if possible, within two and one-half (2 1/2) months after the last day of such Plan Year. If Excess Contributions are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Contributions arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts. Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the twelfth (12th) month after the last day of the Plan Year in which the Excess Contributions arose. Excess Contributions shall be treated as annual additions under the Plan for purposes of the limitations under Section 415 of the Code. If Excess Contributions are distributed as provided above, any Employer Matching Contributions attributable to the Excess Contributions shall be forfeited (if forfeitable) or distributed as provided in Section 3.11.

         (b) EXCESS CONTRIBUTIONS. "Excess Contributions" means, with respect to any Plan Year, the excess of (i) the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the Average Deferral Percentage test. The maximum amount of contributions permitted for each Highly Compensated Employee shall be determined by a leveling method under which the actual deferral percentage of the Highly Compensated Employee with the highest dollar amount of Salary Reduction Contributions is reduced to the extent required to (i) enable the Plan to satisfy the Average Deferral Percentage Test under Section 3.1 or
(ii) cause such Highly Compensated Employee's actual deferral percentage to equal the actual deferral percentage of the Highly Compensated Employee with the next highest dollar amount of Salary Reduction Contributions. This process is continued until the Plan satisfies the Average Deferral Percentage Test under
Section 3.1 and the maximum amount of contributions permitted for each Highly Compensated Employee is determined.

(c) DETERMINATION OF INCOME. Excess Contributions shall be adjusted for income or loss during the Plan Year and, if elected by the Plan Administrator, during the period from the end of the Plan Year to the date of distribution. The income or loss allocable to Excess Contributions for the Plan Year (and, if elected, from the end of the Plan Year to the date of distribution) shall be determined by the Plan Administrator using any reasonable method permitted under Section 401(k) of the Code.

3.11 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

         (a) IN GENERAL. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed to the appropriate Highly Compensated Employees after the last day of the Plan Year in which the Excess Aggregate Contributions arose and, if possible, within two and one-half (2 1/2) months after the last day of such Plan Year. If Excess Aggregate Contributions are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts. Excess Aggregate Contributions, plus income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of the twelfth
(12th) month after the last day of the Plan Year in which the Excess Aggregate Contributions arose. Excess Aggregate Contributions shall be treated as annual additions under the Plan for purposes of the limitations under Section 415 of the Code.

         (b) EXCESS AGGREGATE CONTRIBUTIONS. "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of (i) the aggregate Contribution Percentage Amounts taken into account in computing the numerators of the Contribution Percentages of Highly Compensated Employees for such Plan Year, over (ii) the maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test. The maximum amount of contributions permitted for each Highly Compensated Employee shall be determined by a leveling method under which the contribution percentage of the Highly Compensated Employee with the highest amount of contributions taken into account in computing the contribution percentages is reduced to the extent required to (i) enable the Plan to satisfy the Average Contribution Percentage Test under Section 3.2 or (ii) cause such Highly Compensated Employee's contribution percentage to equal the contribution percentage of the Highly Compensated Employee with the next highest amount of such contributions. This process is continued until the Plan satisfies the Average Contribution Percentage Test under Section 3.2 and the maximum amount of contributions permitted for each Highly Compensated Employee is determined. A determination of Excess Aggregate Contributions shall be made after first determining Excess Deferrals and then determining Excess Contributions.

         (c) DETERMINATION OF INCOME. Excess Aggregate Contributions shall be adjusted for any income or loss during the Plan year and, if elected by the Plan Administrator, during the period from the end of the Plan Year to the date of distribution. The income or loss allocable to Excess Aggregate Contributions for the Plan Year (and, if elected, from the end of the Plan Year to the date of distribution) shall be determined by the Plan Administrator using any reasonable method permitted under Section 401(m) of the Code.

         3.12 MILITARY SERVICE BENEFITS. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

     3.13 EMPLOYER STOCK. Effective until February 15, 1999, plan assets will be invested primarily in Employer Stock, as provided in the Trust Agreement that forms a part hereof. Plan assets may be used to purchase shares of Employer Stock from the Employer or its other shareholders. The Trustees may also invest Plan assets in any other investments permitted by the Trust Agreement that forms a part of this Plan.

3.14 ADMINISTRATOR'S DIRECTION. All purchases and sales of Employer Stock by the Trustees shall be made at the direction of the Administrator. The Trustees may hold up to one hundred percent (100%) of the Plan's assets in Employer Stock.

3.15 INCURRENCE OF ACQUISITION LOANS. Effective until February 15, 1999, at the direction of the Administrator, the Trustees may incur Acquisition Loans from time to time to finance the acquisition of Employer Stock or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Employer Stock shall constitute an Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired, which shares shall be allocated to an Acquisition Loan Suspense Account. No other Plan assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Plan assets other than any Financed Shares remaining subject to a pledge. Repayment of principal and interest on any Acquisition Loan shall be made by the Trustees only from Employer contributions under Sections 3.2 and 3.3 to enable the Trustees to repay such loan, from earnings attributable to such Employer contributions and from any cash dividends or other earnings received by the Trust on Financed Shares. Any pledge of Financed Shares must provide for the release of shares so pledged in the following manner:

     (a) NORMAL RELEASE METHOD. For each Plan Year during the duration of the Acquisition Loan, the number of Financed Shares released must equal the number of Financed Shares held in the Acquisition Loan Suspense Account immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future years. The number of future years under the Acquisition Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Acquisition Loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year.

     (b) ALTERNATIVE RELEASE METHOD. Alternatively, the number of Financed Shares to be released from the Acquisition Loan Suspense Account may be determined in the same manner as described in (a), above, except that such number shall be based solely on the amount of principal paid for the Plan Year in relation to the sum of such amount plus the principal to be paid for all future years; and provided that:

          (i) The Acquisition Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

          (ii) Interest in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and

          (iii) The alternative described in this subsection (b) is not applicable from the time that, by reason of renewal, extension or refinancing, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period, and the duration of a new Acquisition Loan exceeds ten (10) years.

     3.16 DIVERSIFICATION ELECTIONS.

     (a) QUALIFIED PARTICIPANTS' RIGHTS. Each Qualified Participant in the Plan may elect, within ninety (90) days after the close of each Plan Year in the Qualified Election Period with respect to such Qualified Participant, to direct the Administrator as to the investment of at least twenty-five percent (25%) of the Qualified Participant's Employer Stock Account (to the extent such portion exceeds the amount to which a prior election under this Section applies). In the case of the last Plan Year with respect to which a Qualified Participant can make an election under this Section, he or she shall be permitted to direct the Administrator as to the investment of at least fifty percent (50%) of his or her Employer Stock Account (to the extent such portion exceeds the amount to which a prior election under this Section applies).

(b) QUALIFIED PARTICIPANT SELF-DIRECTED ACCOUNTS. The Administrator shall establish a Qualified Participant Self-Directed Account for each Qualified Participant who makes an election under (a), above. The Administrator shall make available at least three investment options (not inconsistent with regulations prescribed by the Secretary of the Treasury) for each Qualified Participant who makes such an election, and the Plan Administrator shall direct the Trustees to invest the portion of such Qualified Participant's Accounts covered by such election in the option or options elected by the Qualified Participant, and allocated in the manner selected by the Qualified Participant within ninety (90) days after the 90-day election period described in (a), above. The Administrator shall establish and communicate reasonable procedures for implementing this Section, which procedures shall not be inconsistent with regulations prescribed by the Secretary of the Treasury.

     3.17 VOTING OF EMPLOYER STOCK.

     (a) PUBLICLY TRADED STOCK. If the Employer (or, effective October 1, 1998, the Employer's parent corporation) issues a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934, or a class that would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12, then each Participant and Beneficiary shall be entitled to direct the Trustees as to the manner in which shares allocated to his or her Employer Stock Account are to be voted.

(b) NON-PUBLICLY TRADED STOCK. If the Employer or, effective October 1, 1998, the Employer's parent corporation does not issue a class of securities described in subsection (a), above, each Participant and Beneficiary shall be entitled to direct the Trustees as to the manner in which shares allocated to his or her Employer Stock Account are to be voted; provided, however, that:

     (i) Such entitlement shall apply only with respect to a corporate matter which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transactions as the Secretary of the Treasury may prescribe in regulations; and

(ii) The Trustees may vote the shares so directed such that each Participant and Beneficiary is deemed to be entitled to only one vote, regardless of the number of shares allocated to his or her Employer Stock Account, and the actual number of shares shall be voted in the proportion thus determined.

(iii) The Trustees shall determine the manner of voting all shares with respect to which Plan Participants and Beneficiaries do not have or exercise voting power under this Section.

3.18 PARTICIPANTS' INVESTMENT ELECTIONS. The Administrator shall establish and implement procedures pursuant to which each Participant and each former Participant with a Salary Reduction Contribution Account shall be permitted to direct the investment of all or a portion of his or her Salary Reduction Contribution Account into one or more investment options described in Article 7. If any such Participant or former Participant fails to make an investment election, such Participant's or former Participant's Plan Salary Reduction Contribution Account shall be invested in an investment option, or a combination of investment options, selected by the Administrator, which offer(s) reasonable opportunities for capital appreciation, preservation of capital, and/or liquidity. The timing of permissible changes to investment elections and the portion of a Participant's Salary Reduction Contribution Account (or any particular asset thereof) that may be reinvested at any one time shall be subject to rules established by the Administrator and any rules or restrictions of any insurance company or other entity serving as the manager or funding vehicle of any of the investment funds. Investment elections shall be subject to such uniform rules and procedures as the Administrator shall establish. Any earnings or losses attributable to a Participant's directed investments shall be allocated to that Participant's Salary Reduction Contribution Account. The procedures established pursuant to this Section shall apply to amounts subject to Qualified Participant direction under Section 3.16. Effective January 1, 1999 (or as soon thereafter as is practicable), this Section shall apply to all amounts held by a Participant under the Plan and Employer Stock shall be a permissible investment option for Participant directed investment.

3.19 ALLOCATION OF CONTRIBUTIONS, FORFEITURES AND EARNINGS.

     (a) The Administrator shall establish and maintain a Plan Account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.

     (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of all contributions under the Plan for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contributions as follows:

     (i) With respect to the Salary Reduction Contributions made pursuant to
Section 3.1, to each Participant's Salary Reduction Contribution Account in an amount equal to each such Participant's Salary Reduction Contributions for the applicable period. Earnings shall be allocated to Salary Reduction Contribution Accounts and to Qualified Self-Directed Accounts as provided in Section 3.18. A Participant's Salary Reduction Contribution Account shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends received on any insurance contract held as an asset of the Account.

(ii) With respect to the Employer's Matching Contribution made pursuant to
Section 3.2, to each Participant's Employer Matching Contribution Account in accordance with Section 3.2.

     (iii) With respect to the Employer's ESOP Contribution made pursuant to
Section 3.3, to each Participant's ESOP Contribution Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all such Participants for such year.

     (c) The Employer Stock Account of each Participant shall be credited as of each Anniversary Date with Forfeitures of Employer Stock and the Participant's allocable share of Employer Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Dividends on Employer Stock held in the Participant's Employer Stock Account paid in Employer Stock shall be credited to the Participant's Employer Stock Account when paid. Cash dividends on Employer Stock held in the Participant's Employer Stock Account shall, in the sole discretion of the Administrator, either be credited to the Participant's Employer Matching Contribution Account or ESOP Contribution Account when paid or be used to repay an Acquisition Loan; provided, however, that when cash dividends are used to repay an Acquisition Loan, Employer Stock shall be released from the Acquisition Loan Suspense Account and allocated to the Participant's Employer Stock Account pursuant to Section 4.4(e) and, provided further, that any Employer Stock dividends allocated to the Participant's Employer Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Employer Matching Contribution Account or ESOP Contribution Account, as the case may be, for the year.

     (d) As of each Anniversary Date or other valuation date, before allocation of Employer contributions for the entire Plan Year and forfeitures, for all Employer Matching Contribution Accounts and ESOP Contribution Accounts, any earnings or losses (net appreciation or net depreciation) of the Trust Fund attributable to such Accounts shall be allocated in the same proportion that each Participant's and former Participant's Employer Matching Contribution Account or ESOP Contribution Account, bear to the total of all Participants' and former Participants' Employer Matching Contribution Accounts or ESOP Contribution Accounts, as of such date.

     Earnings or losses under this sub-Section do not include the interest paid under any installment contract for the purchase of Employer Stock by the Trust Fund or on any

Acquisition Loan used by the Trust Fund to purchase Employer Stock, nor does it include income received by the Trust Fund with respect to Employer Stock acquired with the proceeds of an Acquisition Loan; all income received by the Trust Fund from Employer Stock acquired with the proceeds of an Acquisition Loan may, at the discretion of the Administrator, be used to repay such loan.

     (e) All Employer Stock acquired by the Plan with the proceeds of an Acquisition Loan must be added to and maintained in the Acquisition Loan Suspense Account. Such Employer Stock shall be released and withdrawn from the Acquisition Loan Suspense Account in the manner prescribed in Section 3.15. As of each Anniversary Date, the Plan must consistently allocate to each Participant's Employer Stock Account, in the same manner as Employer contributions under Sections 3.2 and 3.3 are allocated, non-monetary units (shares and fractional shares of Employer Stock) representing each Participant's interest in Employer Stock withdrawn from the Acquisition Loan Suspense Account in respect of payments made to reduce amounts owing under an Acquisition Loan from amounts held in the Participant's Employer Matching Contribution Account and ESOP Contribution Account. Participants who have terminated employment with the Employer for any reason during the Plan Year shall have their portion of the Plan's Employer Matching Contribution Accounts and ESOP Contribution Accounts segregated so that the portion is not available for the purchase of any additional Employer Stock. Income earned with respect to Employer Stock in the Acquisition Loan Suspense Account shall be used, at the discretion of the Administrator, to repay the Acquisition Loan used to purchase such Employer Stock. Financed Shares released from the Acquisition Loan Suspense Account with such income, and any income which is not so used, shall be allocated as of each Anniversary Date or other valuation date in the same proportion that each Participant's and former Participant's Employer Matching Contribution Account and ESOP Contribution Account after the allocation of any earnings or losses pursuant to Section 3.19(d) bear to the total of all Participants' and former Participants' Employer Matching Contribution Accounts and ESOP Contribution Accounts after the allocation of any earnings or losses pursuant to Section 3.19(d).

     (f) Forfeitures attributable to Employer Matching Contributions made pursuant to Section 3.2 shall be allocated among Employer Matching Contribution Accounts of Participants entitled to an Employer Matching Contribution in the same proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation for the Plan Year of all Participants eligible to share in an allocation of Employer Matching Contributions for the Plan Year.

     (g) Forfeitures attributable to ESOP Contributions made pursuant to Section
3.3 shall be allocated among the ESOP Contribution Accounts of Participants otherwise eligible to share in the allocation of ESOP Contributions for the Plan Year in the same proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the year.

(h) Effective December 31, 1998, following the merger on October 1, 1998 of

BGS&G Acquisition Corp., Inc., a subsidiary of Century Business Services, Inc., with and into the Employer and the exchange by the Trustees, along with all other equity shareholders of the Employer, of Employer Stock for the common stock of Century Business Services, Inc., such that the Employer Stock shall thereafter be shares of common stock of Century Business Services, Inc.: (i) assets held in Participants' and former Participants' Employer Matching Contribution Accounts and ESOP Contribution Accounts shall be used to pay, in part, so much of the existing Acquisition Loan as then may have accrued, up to the total of such Accounts, with Financed Shares released from the Acquisition Loan Suspense Account in respect of such loan repayments being allocated to each such Participant's Employer Stock Account in the same proportion that each such Participant's and former Participant's Employer Matching Contribution Account and ESOP Contribution Account value bears to the total of all Participants' and former Participants' Employer Matching Contribution Accounts and ESOP Contribution Accounts, after the allocation of any earnings or losses to such Accounts pursuant to Section 3.19(d); (ii) after the partial Acquisition Loan repayment, release and allocation described in (i), neither Employer Matching Contribution Accounts nor ESOP Contribution Accounts shall be available for future payments of the Acquisition Loan, but such Accounts shall instead be invested by the Trustees in such investments as the Trustees deem appropriate in accordance with Article 7 and Section 3.18; and (iii) Financed Shares released as a result of payments made on the remaining Acquisition Loan balance to the Employer with proceeds on the sale of Financed Shares shall be allocated to the Accounts of Participants who would be entitled to share in allocations of ESOP Contributions under Section 3.3 in the Plan Year for which such Acquisition Loan repayment is made in the proportion that each such Participant would share in ESOP Contributions made for the Plan Year for which the Acquisition Loan repayment is made.

     3.20 PROHIBITED ALLOCATIONS.

     (a) GENERAL RULE. No portion of the assets of the Plan attributable to (or allocable in lieu of) Employer Stock acquired by the Plan in a sale to which
Section 1042 of the Code applies shall accrue (or be allocated directly or indirectly under any other tax-qualified plan maintained by the Employer):

     (i) during the nonallocation period, for the benefit of any person who made an election under Section 1042(a) of the Code with respect to Employer Stock, or any individual who is related to such person (within the meaning of Section 267(b) of the Code), other than individuals described in subsection (b), below, or

(ii) for the benefit of any other person who owns (after application of Section 318(a) of the Code, without regard to paragraph (2)(B)(i) thereof) more than 25 percent of:

     (A) any class of outstanding stock of the Employer or of any corporation which is a member of the same controlled group of corporations (within the meaning of Section 409(l) of the Code) as the Employer, or

(B) the total value of any class of outstanding stock of the Employer or such other corporation.

     (b) EXCEPTION FOR CERTAIN LINEAL DESCENDANTS. Subsection (a)(i), above, shall not apply to an individual if:

     (i) such individual is a lineal descendant of the person who made an election under Code Section 1042(a), and

(ii) the aggregate amount allocated to the benefit of all such lineal descendants during the nonallocation period does not exceed more than five percent (5%) of the Employer Stock (or amounts allocated in lieu thereof) held by the Plan which is attributable to a sale to the Plan by any person related to such descendants (within the meaning of Section 267(c)(4) of the Code) in transactions to which Section 1042 of the Code applied.

A person shall be treated as failing to meet the ownership limitation of subsection (a)(ii), above, if such person fails such limitation at any time during the one-year period ending on the date of sale of Employer Stock to the Plan or on the date as of which shares of Employer Stock are allocated to Participants.

(c) NONALLOCATION PERIOD. For purposes of this Section 3.20, "nonallocation period" means the period beginning on the date of a sale described in subsection
(a), above, and ending on:

     (i) the date which is ten (10) years after the date of sale, or

(ii) the date of the allocation attributable to the final payment of any Acquisition Loan received in connection with such sale.

3.21 VALUATION OF EMPLOYER STOCK. Effective until October 1, 1998, shares of Employer Stock shall be valued as of each Anniversary Date by an appraiser meeting requirements similar to the requirements of the regulations prescribed under Section 170(a)(1) of the Code as and to the extent required by Section 401(a)(28)(C) of the Code.


                                    ARTICLE 4
                                  DISTRIBUTIONS
                                  -------------

4.1 RETIREMENT.

     (a) Each Participant who is an Employee on his or her attainment of Normal Retirement Age or Early Retirement Date, to the extent not then vested, shall become fully vested and, following termination of employment, the Participant shall be entitled to receive the full amount of the Plan Account in any form of benefit permitted under Section 4.11 of the Plan.

(b) Distribution to a Participant shall be made, or shall commence, as soon as is practicable after the Participant's retirement, and after arrangements for payment have been made by the Administrator and the Trustee; provided, however, that, unless the Participant elects otherwise, that distribution shall be made, or shall commence, not later than sixty (60) days after the end of the Plan Year in which the later of the Participant's Normal Retirement Date or termination of employment occurs.

4.2 DEATH OF PARTICIPANT. If a Participant's employment is terminated because of the death of the Participant, the Participant's entire Plan Account, to the extent not then vested, shall become fully vested in the Participant. Upon the death of a Participant, the Participant's vested Plan Account shall be paid to the Participant's Beneficiary, who, for a married Participant, shall be the Participant's spouse, except as provided below.

    Notwithstanding the foregoing, a married Participant may, by a "qualified election", designate a different Beneficiary for all or part of his or her Plan Account. A "qualified election" is a written designation by the Participant of a Beneficiary other than the Participant's spouse which contains the written consent of the spouse to the payment of the Plan Account to the Beneficiary designated in the election (which may not be changed without spousal consent) or which contains the written consent of the spouse which expressly permits Beneficiary designations by the Participant without any requirement of further consent by the spouse. The spouse must acknowledge the effect of the waiver and consent and the spouse's signature must be notarized or witnessed by a Plan representative. If the consent of the spouse permits Beneficiary designations without further consent by the spouse, the consent must acknowledge and expressly relinquish the right to limit the consent to the designation of a specific Beneficiary. A spouse may not revoke his or her qualified election. A qualified election is not required if it is established to the satisfaction of the Administrator that there is no spouse or that the spouse cannot be located. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give consent. Also, if the Participant is legally separated or the Participant has been abandoned (within the meaning of local law), and the Participant has a court order to such effect, a qualified election is not required unless a qualified domestic relations order (as defined in Code Section 414(p)) provides otherwise.

     The vested Plan Account of a Participant who is not married when he or she dies will be paid to the Beneficiary of the Participant.

     Payment of the Participant's vested Plan Account on death shall be made as provided in Section 4.11 of the Plan.

     Payment of the Participant's vested Plan Account on death shall be made as soon as is practicable following the Participant's death and after arrangements for payment have been made by the Administrator and the Trustees.

4.3 DISABILITY.


     (a) If a Participant's employment with the Employer terminates because of disability, the Participant's entire Plan Account, to the extent not then vested, shall become fully vested in the Participant and shall be paid to the Participant in any form of benefit permitted under Section 4.11 of the Plan as soon as is practicable following the Administrator's approval of the Participant's disability and after arrangements for payment have been made by the Administrator and the Trustee; provided, however, that no payment shall be made, or shall commence, to a Participant without the Participant's written consent given in a manner required by applicable law until the Participant's Normal Retirement Date unless, as determined under Section , the Participant's Account balance at the date of payment or commencement is five thousand dollars ($5,000) or less (three thousand five hundred dollars ($3,500) or less for Plan Years beginning before August 5, 1997).

(b) A Participant shall be considered disabled if he or she establishes to the satisfaction of the Administrator that he or she is mentally or physically disabled due to accident or illness and has been unable to perform the majority of duties of his or her regular occupation with the Employer for a period of at least one hundred eighty (180) days, and that such disability is permanent. Evidence of disability shall include the certificate of a competent licensed physician selected by the Participant and approved by the Administrator which confirms that the Participant is disabled as defined herein.

4.4 TERMINATION PRIOR TO RETIREMENT.

1.3

     (a) Amount of Distribution: Forfeitures. If a Participant's employment with the Employer terminates for any reason other than retirement, disability or death, his or her Plan Account shall be vested in the Participant as follows:


     (i) Contributions to the Participant's Employer Matching Contribution Account, ESOP Contribution Account and Employer Stock Account shall become vested according to the following schedule:

=========================================================== ========================================================
          YEARS OF SERVICE FOR VESTING PURPOSES                                VESTED PERCENTAGE
=========================================================== ========================================================
                       Less than 2                                                     0%
----------------------------------------------------------- --------------------------------------------------------
                            2                                                         20%
----------------------------------------------------------- --------------------------------------------------------
                            3                                                         40%
----------------------------------------------------------- --------------------------------------------------------
                            4                                                         60%
----------------------------------------------------------- --------------------------------------------------------
                            5                                                         80%
----------------------------------------------------------- --------------------------------------------------------
                        6 or more                                                    100%
----------------------------------------------------------- --------------------------------------------------------

     (ii) The Participant's Salary Reduction Contribution Account, Qualified

Nonelective Contribution Account, Qualified Matching Contribution Account and Rollover Contribution Account shall be one hundred percent (100%) vested at all times.

         The vested portion of the terminated Participant's Plan Account shall be payable as provided in this Section. The unvested portion of such Plan Account shall be forfeited and allocated in the manner described below. The unvested portion of the terminated Participant's Plan Account shall be forfeited on the earlier of (1) the date of a cash-out distribution to the Participant as described in Treasury Regulation Section 1.411(a)-7(d), or (2) the last day of the Plan Year in which the Participant incurs a Break in Service. Any Participant who, upon termination of employment, has only an Employer Stock Account and ESOP Contribution Account and is zero percent (0%) vested in those Accounts shall be deemed to have received a cash-out distribution upon termination of employment. Forfeitures shall be restored, if at all, pursuant to
Section 4.5.

(iii) If a portion of a Participant's Plan Account is to be forfeited, Employer Stock allocated to the Participant's Employer Stock Account must be forfeited only after the Participant's other non-vested Plan Accounts have been depleted.


     In the event that the amount of the vested portion of the terminated Participant's Plan Account equals or exceeds the fair market value of any insurance contracts held by the Plan Account, the Trustees, when so directed by the Administrator and agreed to by the terminated Participant, shall assign, transfer, and set over to such terminated Participant all contracts on the Participant's life in such form or with such endorsements so that the settlement options and forms of payment are consistent with the provisions of Sections 4.10 and 4.11. In the event that the terminated Participant's vested portion does not at least equal the fair market value of all such insurance contracts, if any, on the Participant's life and held by the Participant's Plan Account, the terminated Participant may pay over to the Trustees the sum needed to make the distribution equal to the value of the insurance contracts being assigned or transferred, or the Trustees, pursuant to the Participant's election, may borrow the cash value of the insurance contracts from the insurer so that the value of the insurance contracts is equal to the vested portion of the terminated Participant's Plan Account and then assign the contracts to the terminated Participant.


     (b) Form and Timing of Distribution. On or before the Anniversary Date coinciding with or subsequent to the termination of a Participant's employment for any reason other than retirement, disability or death, the Administrator may direct the Trustee to segregate the amount of the vested portion of such terminated Participant's Plan Account and invest the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank or a deferred annuity. In the event the vested portion of a Participant's Plan Account is not segregated, the amount shall remain in a separate account for the terminated Participant and share in allocations as and to the extent provided in Section 3.19 until such time as a distribution is made to the terminated Participant.

     Distribution of the funds due to a terminated Participant shall be made on the occurrence of an event which would result in the distribution had the terminated Participant remained in the employ of the Employer (upon the Participant's death, disability, or Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustees to cause the entire vested portion of the terminated Participant's Plan Account to be payable to such terminated Participant after a Break in Service. Effective December 1, 1997, at the election of the Participant, the Administrator shall direct the Trustees to cause the entire amount of the Participant's Salary Reduction Contribution Account to be payable to such terminated Participant as soon as practicable after such Participant has terminated. The balance of such terminated Participant's Plan Account shall be payable to such terminated Participants after a Break in Service.

         Notwithstanding the preceding paragraph, distribution to a Participant under this Section shall not include amounts held under the Plan in respect of any Employer Stock acquired with the proceeds of an Acquisition Loan until the close of the Plan Year for which such loan is repaid in full. With respect to amounts distributable to a Participant in respect of Employer Stock acquired with the proceeds of an Acquisition Loan after the close of the Plan Year for which such loan is repaid in full, such distributions shall be made as if the Participant had terminated employment in the manner he or she actually terminated employment on the last day of the Plan Year of the repayment in full, with distributions occurring as soon as practicable after such Plan Year (or after a Break in Service, if applicable) and accomplished in the manner distributions otherwise would be payable under this Article if the Participant had terminated employment on such last day of the Plan Year in the manner he or she in fact had terminated employment.

4.5 REHIRED PARTICIPANT. A Participant who is not one hundred percent (100%) vested in his or her Plan Account upon termination of employment and who forfeits the unvested portion of his or her Plan Account as provided in Section shall be entitled to a restoration of the forfeited amount only as provided in this Section. If the vested portion of the Plan Account of a terminated Participant is paid to the Participant before the Participant incurs five (5) consecutive Breaks in Service and if the Participant is rehired before he or she incurs five (5) consecutive Breaks in Service and repays the amount distributed before the date which is five (5) years after the date the Participant is rehired, any unvested portion of the Participant's Plan Account which previously was forfeited shall be restored to the Participant's Plan Account. If the vested portion of the Plan Account of a terminated Participant is not paid to the Participant before the Participant incurs five (5) consecutive Breaks in Service and if the Participant is rehired before he or she incurs five (5) consecutive Breaks in Service, any unvested portion of the Participant's Plan Account which previously was forfeited shall be restored to the Participant's Plan Account. Any Participant who is deemed to have received a cash-out distribution because he or she was zero percent (0%) vested upon termination of employment and who is rehired before incurring five (5) consecutive Breaks in Service shall be deemed to have repaid the deemed distribution upon his or her date of rehire.

4.6 COMMENCEMENT OF BENEFITS. A Participant's distribution must be made or must commence by the first day of April of the calendar year following the later of the calendar year in which the Participant terminates employment with the Employer or the calendar year in which the Participant attains age seventy and one-half (70 1/2). Notwithstanding the preceding, (i) if the Participant is a five percent (5%) owner of the Employer (as defined in Code Section 416(i)) with respect to the Plan Year in which the Participant attains age seventy and one-half (70 1/2), the required distribution commencement date is the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2) (even if the Participant's employment with the Employer has not yet terminated) and (ii) a Participant other than a five percent (5%) owner (as defined in Code Section 416(i)) who attains age seventy and one-half (70 1/2), but whose employment with the Employer has not yet terminated, shall be permitted, but shall not be required, to elect to commence the receipt of distributions by the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

4.7 NOTICE REQUIREMENTS. No less than thirty (30) days and no more than ninety
(90) days before the date of any distribution to a Participant prior to the Participant's Normal Retirement Date, the Participant must receive (i) a general description of the material features, and an explanation of the relative values, of optional forms of benefit available under the Plan, and (ii) notice of the Participant's right to defer the distribution until the Participant's Normal Retirement Date. The preceding notice requirement under (ii) is not applicable for any distribution after the Participant's Normal Retirement Date, and none of the preceding notice requirements are applicable if the Participant's Plan Account can be cashed out as provided under Section .

         Notwithstanding the preceding, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

         (a) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (b) the Participant, after receiving the notice, affirmatively elects an immediate distribution.

4.8 CASH-OUT DISTRIBUTIONS. Notwithstanding any other provision of the Plan to the contrary, if the present value of a Participant's vested Plan Account to be distributed does not exceed five thousand dollars ($5,000) (or does not exceed three thousand five hundred dollars ($3,500) for Plan Years beginning before August 5, 1997), such Participant's vested Plan Account will be distributed in a lump sum as soon as practicable after the date on which the Participant (or Beneficiary) becomes entitled to the distribution. For purposes of this determination, if at the time of any distribution the present value of the vested Plan Account of the Participant exceeds five thousand dollars ($5,000) (or exceeds three thousand five hundred dollars ($3,500) for Plan Years beginning before August 5, 1997), then the present value of the vested Plan Account of the Participant at any subsequent time shall be deemed to exceed five thousand dollars ($5,000) (or to exceed three thousand five hundred dollars ($3,500) for Plan Years beginning before August 5, 1997).

4.9 DIRECT ROLLOVERS. Notwithstanding any other provision of the Plan to the contrary, any Distributee who is to receive an Eligible Rollover Distribution may elect the direct trustee-to-trustee rollover of the distribution to an Eligible Retirement Plan. A direct rollover election must be made pursuant to the procedures established by the Plan Administrator and must specify the Eligible Retirement Plan to which the direct rollover is to be made. If the Distributee elects a direct rollover as permitted hereunder, the Plan Administrator shall make the rollover as elected. For purposes of this Section, the term

"Eligible Rollover Distribution" has the meaning given such term in Code Section 401(a)(31)(C) and currently means any distribution on or after January 1, 1993 of all or any portion of the balance to the credit of the Distributee, except
(i) any distribution that is one of a series of substantially equal periodic payments (not less frequent than annual) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten (10) years or more, (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9), and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). For purposes of this Section, the term Eligible Retirement Plan has the meaning given such term in Code Section 401(a)(31)(D) and currently means
(i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) an annuity plan described in Code Section 403(a), and
(iv) a qualified trust that is a defined contribution plan described in Code
Section 401(a), the terms of which permit the acceptance of direct rollovers. However, in the case of an Eligible Rollover Distribution to a Participant's surviving spouse, an Eligible Retirement Plan is limited to the plans described in (i) and (ii) in the preceding sentence. For purposes of this Section, the term Distributee includes the Participant and the Participant's surviving spouse. In addition, Distributee includes the Participant's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), with respect to the payee's interest under the Plan.

4.10 REQUIRED DISTRIBUTIONS. This Section is included in the Plan to comply with Code Section 401(a)(9) and the Regulations thereunder. To the extent that there is any conflict between the provisions of Code Section 401(a)(9) and the Regulations thereunder and any other provision in the Plan, the provisions of Code Section 401(a)(9) and the Regulations thereunder will control. If the Participant's spouse is not the Beneficiary with respect to any distribution of benefits, the method of distribution elected must satisfy the incidental death benefit requirements specified in Section 401(a)(9)(G) of the Code and Treasury Regulation Section 1.401(a)(9)-2. For purposes of these rules, the life expectancy of the Participant and the Participant's spouse may be recalculated but only if so elected by the Participant or by the Participant's spouse, but the life expectancy of any non-spouse Beneficiary may not be recalculated. Participants whose distributions from the Plan were required to commence prior to January 1, 1997 because of attainment of age seventy and one-half (70 1/2/), but who are not required to receive minimum required distributions under applicable law in effect for tax years beginning after December 31, 1996, may elect to cease receiving distributions until otherwise required under the Plan.

4.11 FORMS OF BENEFITS.

         (a) NORMAL FORM OF BENEFIT. A Participant's normal form of benefit shall be a cash lump sum.

(b) EQUIVALENT OPTIONS. In lieu of receiving the normal form of benefit provided in Section above, a Participant may elect to receive his or her Plan Account payable in substantially equal monthly, quarterly, semi-annual, or annual installments over a fixed period not to exceed the life expectancy of the Participant or the joint life expectancies of the Participant and the Participant's designated Beneficiary.

     (c) ELECTION OF OPTIONS. An election of an optional benefit form under Section above must be in writing (on a form provided by the Administrator) filed with the Administrator prior to the commencement of retirement benefit payments. If no election is made, then the normal form of benefit in Section will be deemed to have been elected by the Participant. Once an election of an optional benefit form has been made and filed with the Administrator or has been deemed to have been made, and unless it is rescinded or changed before the commencement of benefit payments or before the purchase of an annuity that will pay the Participant's benefits, it cannot be rescinded or changed by the Participant.

4.12 EMPLOYER STOCK DISTRIBUTIONS; BEGINNING DATE.

     (a) MEDIUM OF DISTRIBUTIONS. All distributions under the Plan shall be made in cash; provided, however, that, subsequent to February 15, 1999, a Participant may elect to have distributions from the Participant's Employer Stock Account made in cash or in shares of Employer Stock and cash representing fractional shares.

(b) EMPLOYER STOCK REQUIRED BEGINNING DATE; DURATION OF INSTALLMENTS. Unless the Participant otherwise elects, subject to the last paragraph of subSection 4.4(b), distribution of the portion of the Participant's Accounts attributable to shares of Employer Stock shall commence no later than one year after the close of the Plan Year:

     (i) in which the Participant separates for service by reason of the attainment of Normal Retirement Age, disability, or death; or

(ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, except that this paragraph (ii) shall not apply if the Participant is reemployed by the Employer before distribution is required to begin under this paragraph (ii).

     Unless the Participant elects in writing a longer distribution period, effective until December 31, 1998, distributions to a Participant or Beneficiary attributable to Employer Stock shall be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than five
(5) years. In the case of a Participant with an account balance attributable to Employer Stock in excess of five hundred thousand dollars ($500,000), the five
(5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each one hundred thousand dollars ($100,000) or fraction thereof by which such balance exceeds five hundred thousand dollars ($500,000). The dollar limits shall be adjusted at the same time and in the same manner as provided in Code section 415(d).

4.13 CHARTER/BYLAW RESTRICTIONS. If the Employer's charter or bylaws restricts the ownership of substantially all outstanding securities of the Employer to employees or to a trust described in Section 401(a) of the Code, all distributions under this Plan shall thereafter be made in cash, until the Employer's charter or bylaws is amended otherwise. This Section shall cease to be effective if and so long as the Employer Stock is actively traded on an established market.

4.14 STOCK DISTRIBUTIONS; PUT OPTION.

     (a) STOCK DISTRIBUTIONS. A Participant or Beneficiary who is entitled to a distribution from the Plan in the form of shares of Employer Stock shall have the right to require the Employer to repurchase shares so distributed under a fair valuation formula. The right to require the Employer to repurchase shares of Employer Stock may be exercised by the Participant or Beneficiary to whom the shares were distributed. The Employer may allow the Administrator to direct the Trustees (with the consent of the Trustees) to purchase Employer Stock tendered to the Employer under a put option. The provisions of this Section shall apply only to Employer Stock which is not publically traded or which is subject to a trading limitation when distributed. A "trading limitation" for these purposes on Employer Stock is a restriction under any federal or state securities law or any regulation thereunder, or any agreement affecting the Employer Stock, which would make the Employer Stock not as freely tradeable as Employer Stock not subject to such restriction.

(b) PUT OPTION PERIOD. The right to require the Employer to repurchase shares of Employer Stock may be exercised at any time within the 60-day period following the date of distribution of such shares, and if such right is not exercised within such 60-day period, within the 60-day period commencing as soon as practicable in the following Plan Year after the Plan Administrator has valued the Employer Stock for the previous Plan Year.

(c) EXERCISE PRICE. The amount to be paid by the Employer pursuant to the exercise of a right described in this Section with respect to shares of Employer Stock may be paid in a lump sum or in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty
(30) days after the exercise of such right and not exceeding five (5) years, provided that, if payment is to be made in periodic payments, adequate security shall be provided and reasonable interest shall be paid on the unpaid amounts.

(d) EFFECTIVENESS. This Section shall cease to be effective if and so long as the Employer Stock is actively traded on an established market.

4.15 PUT OPTION RIGHT; LEVERAGED SHARES. The following special rules apply to the exercise of a right described in Section 4.14, above, with respect to any shares of Employer Stock acquired with the proceeds of an Acquisition Loan:

     (a) EXERCISE OF RIGHT BY DONEES OR HEIRS. Such right may also be exercised by the Participant's or Beneficiary's donees, or by the persons (including an estate or its distributee) to whom the shares pass by reason of the Participant's or Beneficiary's death; and

(b) EXERCISE PERIOD. Such right may be exercised at any time during the 15-month period beginning on the date of distribution by the holder notifying the Employer in writing that such right is being exercised.

     The provisions of Section 4.14 and this Section are nonterminable and shall continue to apply even if the Plan ceases to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. This Section shall cease to be effective if and so long as the Employer Stock is actively traded on an established market.

4.16 RIGHT OF FIRST REFUSAL ON EMPLOYER STOCK. Effective until October 1, 1998, any shares of Employer Stock distributed by the Trust shall be subject to a "right of first refusal". The right of first refusal shall provide that, prior to any subsequent transfer, such Employer Stock must first be offered in writing to the Employer, and then if refused by the Employer, to the Trust, at the then fair market value thereof. The selling price and other terms under the right of first refusal must not be less favorable to the seller than the greater of the value of the Employer Stock determined under Treas. Reg. Section 54.4975-11(d)(5) by an independent appraiser meeting requirements similar to those contained in Treasury regulations under Section 170(a)(1) of the Code or the purchase price and other terms that would be contained in a good faith offer to purchase such shares from an independent prospective buyer. The Employer and the Administrator (on behalf of the Trust) shall have a total of fourteen (14) days (from the date the Employer receives the offer) to exercise the right of first refusal on the same terms offered by a prospective buyer. A Participant (or Beneficiary) entitled to a distribution of Employer Stock may be required to execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for Employer Stock. This Section shall cease to be effective if and so long as the Employer Stock is actively traded on an established market.

4.17 LEGENDS. Shares of Employer Stock held or distributed by the Trustees may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable federal and state securities laws. Except as otherwise provided in Section 4.14 and Section 4.16, no shares of Employer Stock held or distributed by the Trustees may be subject to a put, call or other option, or buy-sell or similar arrangement.

4.18 HARDSHIP WITHDRAWALS. No amounts may be withdrawn from a Participant's Plan Account prior to the Participant's retirement, death, disability, or termination of service with the Employer, except in the case of financial hardship. A Participant may withdraw all or part of his or her Salary Reduction Contribution Account (exclusive of earnings after December 31, 1988 attributable thereto) while the Participant is an Employee, if the Participant is suffering an immediate and heavy financial need. A hardship withdrawal may not exceed the amount which is necessary to alleviate the Participant's financial hardship. The determination of the existence of an immediate and heavy financial need and of the amount necessary to alleviate the financial need shall be made based upon all the relevant facts and circumstances and in accordance with the "safe harbor" standards set forth below, applied by the Plan Administrator on a nondiscriminatory basis.

     (a) DEEMED IMMEDIATE AND HEAVY FINANCIAL NEED. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of (1) medical expenses described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d); (2) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (3) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, or for the Participant's spouse, children, or dependents (as defined in Code Section 152); (4) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; (5) any other event which is deemed an immediate and heavy financial need by the Secretary of Treasury; or
(6) any federal, state or local income taxes or penalties reasonably anticipated to result from the hardship distribution.


(b) DEEMED NECESSARY TO SATISFY FINANCIAL NEED. A distribution will be deemed to be necessary to alleviate the Participant's immediate and heavy financial need if the following requirements are satisfied: (1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; and (2) the Participant has obtained all distributions, other than hardship distributions, and all non-taxable (at the time of the loan) loans currently available under the Plan, and all other plans maintained by the Employer.


     A Participant who receives a hardship distribution may not make Salary Reduction Contributions to the Plan (or to any other qualified or non-qualified plans of deferred compensation (including stock option, stock purchase and similar plans, and any cash or deferred arrangement that is part of a cafeteria plan under Code Section 125) maintained by the Employer, other than the mandatory employee contribution to a defined benefit plan and other than health or welfare plans) for the twelve (12) month period beginning on the date of receipt of the hardship distribution, and the aggregate of Salary Reduction Contributions made by the Participant for the calendar year of the hardship distribution and the calendar year immediately following the year of distribution cannot exceed the dollar limitation in Code Section 402(g). Notwithstanding any other provision of the Plan, if a Participant is suspended from making Salary Reduction Contributions for a period of twelve (12) months because of a hardship withdrawal, such Participant may resume making Salary Reduction Contributions immediately following such twelve (12) month period.


                                   ARTICLE 5
                                 ADMINISTRATION
                                 --------------


5.1 ADMINISTRATION. The Administration of this Plan shall be the responsibility of the following named fiduciaries, who are designated as such for purposes of the ERISA:


     (a) The Trustees with respect to the management, control and investment of the Trust (except to the extent the Trustees are subject to the direction of the Administrator, Participants or an investment manager appointed by the Employer as provided herein) and the payment of benefits to Participants and their beneficiaries;

(b) The Administrator or other person or persons designated by the Administrator for purposes of determining appeals with respect to denied claims for benefits; and


(c) The Administrator with respect to controlling and managing the administration and operation of the Plan as hereinafter set forth. The Administrator may, through a written instrument, designate other persons to carry out some or all of its fiduciary responsibility.

     The authority of each named fiduciary in its designated area of responsibility as aforesaid shall be exclusive, and no named fiduciary shall have either authority or responsibility to exercise any discretion or control other than as specifically delegated to the named fiduciary hereunder. Any person or group of persons or entity may serve in more than one fiduciary capacity with respect to the Plan.


                                   ARTICLE 6
                               THE ADMINISTRATOR
                               -----------------

6.1 MEMBERS. The Administrator shall be designated by the Employer and may be the Employer or a committee of one or more individuals. The Administrator shall serve until death, resignation or removal by the Employer. The Administrator may, but need not, be a Participant in the Plan.


6.2 PROCEDURE.


     (a) The Administrator may elect from among its membership, by a majority vote for each, a secretary and such other officers as the Administrator may deem expedient. The Administrator shall meet as often as its Chairperson deems necessary to carry out its functions. Any other two (2) members of the Administrator may call a meeting at any time by giving due notice thereof to the Chairperson and the other Administrator members.


(b) Action by the Administrator on any matter of substance or on any matter that requires the exercise of discretion by the Administrator shall be taken at a meeting of the Administrator by a majority vote or by unanimous written consent without a meeting. Action on purely administrative matters may be taken by any member designated by a majority of the entire Administrator to act upon such administrative matter. However, no member of the Administrator who is a Participant shall vote or act on any question concerning only his or her rights or his or her beneficiaries' rights under the Plan.


6.3 POWERS AND RESPONSIBILITIES. The Administrator shall have the following powers and responsibilities:


     (a) Under advice of counsel, who may be counsel to the Employer or counsel of its own selection, construing the Plan, and remedying any ambiguities, inconsistencies or omissions.

(b) Determining all questions relative to the eligibility of employees to be Participants and the benefits of Participants or beneficiaries.


(c) Establishing reasonable rules for the administration of the Plan.


(d) Maintaining appropriate records relating to Participants and their beneficiaries.

(e) Designating to the Trustees the investment vehicles to be established under
Section 3.18 and the portion of each Participant's Plan Account to be invested in each such vehicle.


(f) Preparing and filing such reports and returns with respect to the Plan as are required by law.


(g) Allocating income, gains and losses among Plan Accounts as provided in
Article 5 above.


(h) Performing other duties necessary for the administration of this Plan which appear to the Administrator to be necessary or appropriate in order properly to administer and operate the Plan.


     The Administrator shall discharge its duties for the exclusive purpose of providing benefits hereunder and defraying the reasonable expenses of operating the Plan and with the skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.


     In carrying out its duties herein, the Administrator shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties.


6.4 CERTIFICATIONS AND INVESTIGATIONS.


     (a) Whenever in the administration of the Plan a certification by the Employer is required to be given to the Administrator, or if the Administrator shall deem it necessary that a matter be proved by certification of the Employer prior to taking or omitting any action hereunder, such certification shall be duly made, and the matter shall be deemed proved, by an instrument delivered to the Administrator, signed in the name of the Employer by its duly authorized representative. The Administrator shall be empowered to act, and shall be protected in acting, upon such instrument. Further, the Administrator shall be empowered to act, and shall be protected in acting, upon any notice, resolution, order, offer, telegram, letter or other document believed by the Administrator to be genuine and to have been signed by the proper party or parties.


(b) The Administrator shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits under this Plan and shall be entitled to withhold the payment of benefits until the identity and mailing addresses of persons entitled to benefits are certified to it by the Employer or by such person.


6.5 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a

"Claimant") shall present the claim, in writing, to the Administrator, and the Administrator shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the
Claimant:


(a) The specific reason or reasons for denial, with specific references to the Plan provisions on which the denial is based;


(b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and


(c) An explanation of the Plan's claims review procedure.


     The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Administrator's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Administrator to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Administrator expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

     Any Claimant whose claim is denied, or deemed to be denied under the preceding sentence, (or such Claimant's authorized representative) may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Administrator. Upon such a request for review, the claim shall be reviewed by the Administrator (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

     The decision on review normally shall be made within sixty (60) days of the Administrator's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Administrator, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

6.6 ADVICE. The Administrator may secure specialized advice or assistance as it deems necessary or desirable in connection with the administration and operation of the Plan and shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, any advice or opinion so obtained.


6.7 DELEGATION. The Administrator shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person in the exercise of duties, powers or responsibilities delegated to such person shall have the same force and effect for all purposes hereunder as if such action had been taken by the Administrator. Further, the Administrator may authorize one or more persons to execute any certificate or document on behalf of the Administrator, in which event any person notified by the Administrator of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Administrator until such third person shall have been notified of the revocation of such authority. Except to the extent required by ERISA, the Administrator shall not be liable for any act or omission of any person to whom the Administrator's duties, powers or responsibilities have been delegated, nor shall any person to whom any duties, powers or responsibilities have been delegated have any liabilities with respect to any duties, powers or responsibilities not delegated to such person, except to the extent required by ERISA.

6.8 LIABILITY; INDEMNIFICATION. Except to the extent required by ERISA, no member of the Administrator shall incur any liability: (i) by virtue of any contract, agreement, bond or other instrument made or executed by the member or on the member's behalf as a member of the Administrator, (ii) for any act or failure to act, or any mistake or judgment made by the member, with respect to the business of the Plan, unless resulting from the member's gross negligence or willful misconduct, or (iii) for the neglect, omission or wrongdoing of any other member of the Administrator or of any person employed or retained by the Administrator. The Employer shall indemnify and hold harmless each member of the Administrator from the effects and consequences of the member's acts, omissions and conduct with respect to the Plan, except to the extent that such effects and consequences shall result from the member's own willful misconduct or gross negligence. The foregoing right to indemnification shall be in addition to such other rights as the Administrator may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Administrator may be entitled pursuant to the by-laws of the Employer, and, if the Administrator is an Employee, service as the Administrator shall be deemed in partial fulfillment of the member's employment function. In all computations, the Administrator shall be entitled to rely fully upon data furnished by the Employer and upon information furnished it by or on behalf of an Employee or Employees.

6.9 INSURANCE. The Plan may purchase, as an expense of the Plan, liability insurance for the Plan and/or for its fiduciaries to cover liability or losses occurring by reason of an act or omission by a fiduciary. In addition, any fiduciary may purchase, from and for the fiduciary's own account, insurance to protect the fiduciary in the event of a breach of fiduciary duty, and the Employer may also purchase insurance to cover the potential liability of one or more persons who serve in a fiduciary capacity with regard to the Plan.

6.10 BONDING. The Administrator shall arrange for such bonding as is required by law. Bonding in excess of the amount required by law shall not be considered required, but shall be permitted, by this Plan. The costs for such bonding shall be paid by the Employer or, if the Employer elects, from the Trust.


6.11 COMPENSATION. The Administrator shall serve without compensation, but all expenses of the Administrator incurred in the performance of duties hereunder shall be proper charges to the Trust and shall be paid therefrom unless the Employer, in its discretion, chooses to pay such expenses.


                                   ARTICLE 5
                               TRUST AND TRUSTEES

7.1 TRUST FUND. The Trust Fund shall consist of all contributions made by the Employer under Article 3 or transferred to the Trust Fund as provided herein, and the investments and reinvestments thereof and the income thereon which shall be accumulated and added to principal.


7.2 TRUSTEES' CONTROL.


     (a) Except as specifically required herein, the Trustees shall invest and reinvest the Trust assets primarily (or exclusively) in shares of Employer Stock, in accordance with the terms of the Plan and this Trust Agreement, including, but not limited to, the requirement that all purchases and sales of shares of Employer Stock shall be made at the direction of the Plan Administrator.

(b) The Trustees shall have the exclusive responsibility for the control and management of the Trust assets, except to the extent that Plan Participants have the right to direct the Trustees to invest amounts allocated to their Salary Reduction Contribution Accounts and Qualified Participant Self-Directed Accounts pursuant to the Plan. The Administrator shall advise the Trustees of its procedures for implementing this feature of the Plan and any changes to such procedures. The Trustees shall discharge their duties solely in the interest of the Participants and Beneficiaries and for the exclusive purposes of providing benefits for Participants and Beneficiaries and defraying reasonable expenses of administering the Plan.

(c) In the event that the Trustees dispose of any shares of Employer Stock held as Trust assets, under circumstances which require registration or qualification of the securities under applicable Federal or state securities laws, then the Trustees, at the Employer's or, at the direction of the Employer, the Trust's expense, will take, or cause to be taken, any and all such actions as may be necessary or appropriate to effect such registration or qualification.

     (d) The Trustees shall be free from all liabilities for their acts and conduct in the administration of the Trust and for any losses incurred in the administration of the Plan or upon the investment of the Trust Assets, except to the extent that ERISA does not permit the Trustees to be relieved from the liability for such acts and conduct. A Trustee shall not be liable for the acts or omissions of another Plan fiduciary unless (a) the Trustee knowingly participates in, or knowingly attempts to conceal the act or omission of, another fiduciary and the Trustees knows that act or omission is a breach of fiduciary responsibility by the other fiduciary; (b) the Trustee has knowledge of a breach by the other fiduciary and shall not make reasonable efforts to remedy the breach; or (c) the Trustee's breach of his or her own fiduciary responsibility permits the other fiduciary to commit a breach.

(e) Upon request of the Administrator, the Trustees will provide the Plan Administrator with information particularly known to the Trustees which the Plan Administrator is required to give to Participants and Beneficiaries or any governmental agency under applicable Federal or state law. Such information need only be provided once during each Plan Year unless Federal or state law requires the Plan Administrator to provide information to Participants on a more frequent basis.


7.3 INVESTMENT OPTIONS. The Trustees shall establish such investment options as the Administrator shall direct for purposes of implementing Section 3.18 and shall divide the trust among investment options in accordance with the investment directions of Participants which are made as provided in this Plan. Investment options shall be established either by direct investment or through the medium of a bank, a trust fund, an insurance contract or regulated investment company mutual fund, as the Administrator shall direct. Each investment option (a) shall be held and administered as part of the Trust, but
(b) shall be separately invested and accounted for.

     The assets of the Trust invested in each of the options shall be separately valued at fair market value as of the appropriate Valuation Date.


7.4 TRUSTEES APPOINTMENT AND RESIGNATION; REMOVAL AND SUCCESSION OF TRUSTEES.

     (a) Appointment of Trustee. The Trustees shall be appointed by the Employer. It is anticipated that the Trust normally will have during its existence three (3) or more Trustees.

(b) RESIGNATION OR REMOVAL OF TRUSTEES. Any Trustee may resign at any time by filing the Trustee's resignation, in writing, with the Employer. The Employer shall have the power to remove the Trustee(s) at any time, with or without cause, and to appoint successor Trustees. Upon resignation or removal, the Trustee(s) shall render an accounting of its administration since the last annual accounting and shall transfer and deliver the assets in hand under this Plan to any remaining or successor Trustee. Any successor Trustee(s) shall have all the same titles, rights, powers, authorities, discretions and immunities as the original Trustee(s) hereunder.

7.5 PRUDENT PERSON RULE. The Trustees shall discharge their duties under this Plan solely in the interest of Participants and their beneficiaries and: (i) for the exclusive purpose of providing benefits to such Participants and beneficiaries and paying reasonable expenses of administering the Plan; (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and (iii) in accordance with the provisions of this Plan insofar as they are consistent with the provisions of ERISA.


7.6 LIABILITY; EXPENSES; COMPENSATION. The Trustees shall not be liable for any losses which may be incurred upon the investments of the Trust Fund except to the extent that any losses to the Trust Fund shall have been caused by his, her or their bad faith, gross negligence or willful misconduct or by a breach of his, her or their fiduciary duties under ERISA.


     The Employer may pay all expenses properly and actually incurred by the Trustees in the administration or termination of the Trust Fund, including compensation for the Trustee's services as Trustees and legal expenses, provided that, if a Trustee already receives full time pay from the Employer, the Trustee may not receive such compensation. Should the Employer for any reason fail to pay such expenses, the same shall be paid out of the Trust Fund.


7.7 MANAGEMENT OF ASSETS.

     (a) POWERS OF THE TRUSTEES OR INVESTMENT MANAGER. The Trustees who are managing and administering the Trust Fund or, if applicable, the Investment Manager (as defined in Section 3(38) of ERISA) which has been appointed by the Employer to manage the Plan's assets, shall be and hereby are empowered and authorized, in the sole discretion and subject to current rules and regulations at the time the investment is made and subject to the provisions of the Plan with respect to direction by the Administrator or Participant direction (and voting) of investments:


     (i) To invest and reinvest contributions and any accretions thereto, whether capital gains or income or both, and the proceeds of any sale, pledge, lease or other disposition of any assets of the Trust Fund in bonds, notes, mortgages, commercial paper, coins, stamps, foreign bonds, antiques, broodmares, gold, art, silver, diamonds, second trusts, option securities, in any other type of personal property and in real property; provided, however, that no individually-directed account may be invested in collectibles as described in Code Section 408(m). Notwithstanding any other provision of this Plan, any person having investment authority with regard to the Trust Fund is hereby authorized to direct the investment of any part or all of the assets of the trust in any common, collective, or group trust ("Common Trust"), including but not limited to any Common Trust which has been qualified under Code Section 401(a) and is exempt from taxation under Code Section 501(a) now or hereafter maintained by a bank or trust company which is a fiduciary with respect to the Plan or trust, as any such Common Trust may have heretofore been or may hereafter be amended, to be held subject to all the provisions thereof and to be commingled with the assets of other trusts participating therein; provided, however, that any investment and retention of an interest therein shall be such as will not adversely affect in any manner the qualified or exempt status of the Plan and trust under Code Section 401(a) and Section 501(a). To the extent of the equitable share of the trust in a Common Trust which is qualified under Code Section 401(a), the Common Trust shall be a part of the Plan and of the trust, and all of the terms and conditions of the instrument creating the Common Trust shall be deemed to be incorporated by reference herein. The power herein conferred is intended to and shall override any provision of this Plan to the contrary (including, but not limited to, any investment limitations contained in or imposed by this Plan).

(ii) To vote any stocks (including Employer Stock as provided in this Plan), bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person or by proxy; provided, however, that the Trustees shall vote stocks, bonds, or other securities allocated to a Participant's Salary Reduction Contribution Account and Qualified Participant Self-Directed Account, or otherwise consent to or request any action on the part of the issuer in person or by proxy with respect thereto, only in accordance with the specific written directions of such Participant;

(iii) To invest, reinvest and change investments; to sell, mortgage, pledge, lease, assign, transfer and convey any and all of the Trust Fund property for cash or on credit, at public or private sale; to exchange any Trust Fund property for other property; to grant options to purchase or acquire any Trust Fund property; to determine the prices and terms of sales, exchanges or options; and to execute, acknowledge and deliver any and all deeds or other trust instruments of conveyance which may be required to carry the foregoing powers into effect, without obligation on the part of the purchaser, lessee, lender, assignee or transferee, or anyone to whom the property may in any way be conveyed to see to the application of the purchase money loans or property exchanged, transferred, assigned or conveyed.

(iv) To allow cash in the Trustees' hands to remain on deposit in the commercial or savings department of any bank or trust company supervised by the United States or a State or agency of either, even if it is a fiduciary or party-in-interest, at any time and from time to time in a reasonable amount; and, as to such amount on deposit, the Trustees shall have liability for such interest as may be paid on such deposit.

(v) To exercise with respect to all investments all of the rights, powers and privileges of an owner including, without limiting the foregoing, the power to give proxies and to pay calls, assessments and other sums deemed necessary for the protection of the Trust Fund; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with and transfer title to any protective or other committee under such terms as the Trustees may deem advisable; to exercise or sell stock subscriptions or conversion rights and to accept and retain as an investment hereunder any securities received through the exercise of any of the foregoing powers. If the Trustees shall pay more than the par value of any security purchased, the Trustees shall not be obligated to establish a sinking fund out of the income of such investments for repaying to the principal the same amount paid above par.

(vi) To take any action with respect to conserving or realizing upon the value of any Trust Fund property and with respect to foreclosures, reorganizations, or other changes affecting the Trust Fund property; to collect, pay, contest, compromise, or abandon demands of or against the Trust Fund estate, wherever situated; and to execute contracts, notes, conveyances and other instruments, including instruments containing covenants and warranties binding upon and creating a charge against the Trust Fund estate, and containing provisions excluding personal liability.

(vii) To employ agents, including investment counsel, for advice and to manage the investment of the Trust Fund property, to employ attorneys, auditors, depositories and proxies, with or without discretionary powers and all such parties shall have the right to rely upon and execute the written instructions of the Trustees, and shall not be obligated to inquire into the propriety of the acts of directions of the Trustees, other than is required under ERISA.

(viii) To compromise any claims existing in favor of or made against the Trust Fund.

(ix) To engage in any litigation, either for the collection of monies or for other properties due the Trust Fund, provided in defense of any claim against the Trust Fund; provided, however, that the Trustees shall not be required to engage in or participate in any litigation unless the Trustees shall have been indemnified to their satisfaction against all expenses and liabilities to which the Trustees may become subject.

(x) To invest and reinvest up to one hundred percent (100%) of the Trust Fund in qualifying Employer securities, as defined in Section 407(d)(1) of ERISA. Such investment must be for the exclusive benefit of employees and must meet the requirements of Code Section 401(a) and all aspects thereof as to the common law prudence standard (except as to the diversification requirement).

(xi) Effective until February 15, 1999, to borrow from any lender (including the Employer or one or more Trustees) to finance the acquisition of Employer Stock, giving their note as Trustees with such reasonable interest and security for the loan as may be appropriate or necessary;

(xii) To contract or otherwise enter into transactions between themselves as Trustees and the Employer, or any Employer shareholder, for the purpose of acquiring or selling Employer Stock;

(xiii) To exercise any of the powers of an owner, with respect to such

Employer Stock and other Trust assets; and

(xiv) To perform all acts which the Trustees shall deem necessary or appropriate and exercise any and all powers and authority of the Trustees under this Agreement. The Administrator may authorize the Trustees to act on any matter or class of matters with respect to which directions or instructions from the Plan Administrator are called for hereunder or pursuant to the Plan without specific directions or other instructions from the Administrator.

     (b) INVESTMENT MANAGER. Notwithstanding the foregoing, the Employer reserves the right to appoint an investment adviser registered as such under the Investment Advisers Act of 1940, a bank (as defined in that Act) or an insurance company qualified to perform investment management services under the laws of more than one state to manage the investments of all or any part of the Trust Fund. Upon such appointment, and acknowledgment by the appointee that it is a fiduciary as defined in ERISA, the appointee shall have all rights to manage the investments of that portion of the Trust Fund over which authority has been granted. The Trustees shall be relieved of all further responsibility in respect thereof and shall abide by the instructions of such appointee.

7.8 RELIANCE BY TRUSTEES. The Trustees may rely on any direction or decision of the Administrator purporting to be made pursuant to the terms of this Plan and on any list or notice furnished by the Employer or the Administrator as to any facts, the occurrence of any events or the existence of any situation, and shall not be bound to inquire as to the basis of any such decision, list or notice, and shall incur no obligation or liability for any action taken or suffered to be taken by them in reliance thereon. The Trustees may rely without liability upon such valuation of Employer Stock as may be determined in good faith by the Administrator in accordance with the provisions of the Plan.

7.9 CHANGES IN ADMINISTRATOR. The Trustees shall not be bound to inquire as to changes in the Administrator and shall be entitled to rely on such information as it may receive from time to time from the Employer with respect to such membership.

7.10 LEGAL COUNSEL. The Trustees may consult with legal counsel (who may or may not be counsel for the Employer) concerning any question which may arise with reference to its duties under this Plan, and the Trustees may rely in good faith upon the opinion of such counsel.

7.11 ACCOUNTING OF FUNDS AND TRANSACTIONS.

     (a) The Trustees shall keep true and accurate records of all transactions of the Trust Fund which records shall be available for inspection on order by authorized representatives of the Employer or by Participants at reasonable times.

     Although a separate Account for each Participant under the Plan shall be maintained as herein provided, it shall not be necessary for the Trustees to make or maintain an actual physical division of the assets of the Trust Fund until the time shall arrive for the payment to a Participant or a beneficiary or beneficiaries of a Participant, and, at such time or times, the Trustees need only make an actual division of so much of any Account as may be necessary to satisfy the particular payments to be made.

(b) On the last day of the Plan Year, or more often as directed by the Employer, the Trustees shall prepare and deliver to the Employer an accounting of the funds and transactions since the last previous such accounting of the Trust Fund. In the absence of the filing in writing with the Trustees by the Employer of exceptions or objections to such accounting within one hundred twenty (120) days after the delivery of such accounting to the Employer, the Employer shall be deemed to have approved such accounting, and in such a case or upon the written approval by the Employer of such an accounting, the Trustees shall be released, relieved and discharged with respect to all matters and things disclosed in such accounting as though such accounting had been settled by decree of a court of competent jurisdiction.

7.12 RELIANCE ON TRUSTEES. No person contracting or in any way dealing with the Trustees shall be under any obligation to ascertain or inquire: (i) into any powers of the Trustee, (ii) whether such powers have been properly exercised, or
(iii) about the sources or applications of any funds received from or paid to the Trustee. Any person contracting or in any way dealing with the Trustees may rely on the exercise of any power or authority as the conclusive evidence that the Trustees possesses such power or authority.

7.13 LEGAL ACTION. In the case of any suit or proceeding regarding this Plan to which the Trustees are a party, the Trustees shall be reasonably reimbursed for any and all costs, including attorney's fees, and for all necessary expenses which they have incurred or become liable on account thereof or on account of any other phase of their administration of the Trust Fund, and they shall be entitled to reimburse themselves for said expenses out of the Trust Fund. In order to protect the Trust Fund against depletion as the result of ill-advised litigation, it is agreed that in the event any Participant, beneficiary or Employee brings any legal action against the Trustees, the result of which shall be adverse to the party bringing such suit, the court costs and attorney's fees to the Trustees in defending such suit shall be charged to such extent as is allowed by a court of competent jurisdiction, and as is possible, directly to the account of said Participant, beneficiary or Employee, and only the excess, if any, of such costs and fees over and above the Participant's separate share of the fund shall be included in the expense in determining the earnings or loss to the Trust Fund.

7.14 DISTRIBUTIONS. The Trustees shall make distributions from the Trust, at such times and in cash or in shares of Employer Stock, to the person entitled thereto under the Plan, as the Plan Administrator directs in writing. Any undistributed portion of a Participant's Account under the Plan shall be retained in the Trust until the Plan Administrator directs its distribution.

7.15 SIGNATURES. All communications required hereunder from the Employer or the Plan Administrator to the Trustees shall be in writing signed by an officer of the Employer or a member of the Plan Administrator authorized to sign on the Plan Administrator's behalf, respectively. The Plan Administrator shall authorize one or more individuals to sign on its behalf all communications required hereunder between the Plan Administrator and the Trustees. The Employer shall at all times keep the Trustees advised of the names and specimen signatures of all members of the Plan Administrator and the individuals authorized to sign on behalf of the Plan Administrator. The Trustees shall be fully protected in relying on any such communication and shall not be required to verify the accuracy or validity thereof unless they have reasonable grounds to doubt the authenticity of any signature. If after request the Trustees do not receive instructions from the Plan Administrator on any matter in which instructions are required hereunder, the Trustees shall act or refrain from acting as they may determine.

7.16 FEES AND EXPENSES. Each Trustee shall receive such compensation as he or she and the Employer may agree upon in writing. The reasonable expenses incurred by the Trustees in the performance of their duties, and all other proper administrative costs of the Plan and Trust (including Trustees' fees), shall be charged to and paid out of the Trust assets in a manner directed by the Plan Administrator. However, the Employer may elect to pay all or any portion of such expenses; and further provided that the compensation (if any) of a Trustee who already receives full-time pay from an Employer shall not be charged to or payable from the Trust.

7.17 AMENDMENT AND TERMINATION. The Employer (through its Board of Directors) shall have the right at any time, by an instrument in writing, duly executed and delivered to the Trustees, to modify, alter or amend this Agreement, in whole or in part, and to terminate the Plan and Trust, in accordance with the express provisions of the Plan. In no event, however, shall the duties, powers or liabilities of the Trustees hereunder be changed without their prior written consent.

7.18 NON-REVERSION. Subject to any provision of the Plan expressly stating to the contrary, this Trust is declared to be irrevocable, and at no time shall any part of the Trust assets revert to the Employer or be used for, or be diverted to, purposes other than for the exclusive benefit of Participants (and their Beneficiaries). However, the Employer may, by notice in writing to the Trustees, direct that all or part of the Trust assets be transferred to a successor trustee under a trust which is for the exclusive benefit of such Participants (and their Beneficiaries) and which satisfies the requirements of Section 401(a) of the Code; and thereupon the Trust assets, or any part thereof, shall be paid over, transferred or assigned to said successor trustee, free from the Trust created hereunder.

7.19 RESIGNATION OR REMOVAL OF TRUSTEE.

     (a) A Trustee may resign at any time upon 30 days' written notice to the Employer. Upon receipt of instructions or directions from the Employer or the Administrator with which a Trustee is unable or unwilling to comply, a Trustee may resign, upon notice in writing to the Employer given within a reasonable time under the circumstances then prevailing after the receipt of such instructions or directions and notwithstanding any other provisions hereof, and in that event the Trustee shall have no liability to the Employer, or to any person having an interest herein, for failure to comply with such instructions or directions, except as otherwise provided in ERISA.

(b) Upon resignation or removal of a Trustee, the Employer may appoint a successor trustee. The successor trustee shall have the same powers and duties as are conferred upon the Trustees hereunder, and the resigning or removed Trustee shall assign, transfer and deliver to such successor trustee and the remaining Trustees all the Trust assets in his or her possession, together with such records or copies thereof as may be necessary.

7.20 ACCEPTANCE. The Trustees hereby accept this Trust and agree to hold the Trust assets, and all additions and accretions thereto, subject to all the terms and conditions of the Plan and this Agreement. Each Trustee hereby acknowledges receipt of a copy of the Plan. In the event that any provision of this Plan and Trust shall be held illegal or invalid for any reason, the illegality or invalidity thereof shall not affect the remaining provisions of this Agreement, but shall by fully severable, and the Plan and Trust shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

7.21 DIRECTION OF TRUSTEE; INDEMNIFICATION. Whenever the Administrator or the Employer shall direct the Trustees as to the taking of any action permitted to be taken by the Trustees in their discretion, and the Trustees take such action, the Trustees shall be indemnified and held harmless by the Employer with respect to any action so taken. In addition, the Trustees shall be indemnified and held harmless by the Employer to the maximum extent permitted under applicable law for all actions taken by them, whether or not at the direction of the Employer or the Administrator.

                                   ARTICLE 8
                       MEETINGS AND DECISIONS OF TRUSTEES
                       ----------------------------------

                                       1

8.1 MEETING OF TRUSTEES. Meetings of the Trustees shall be held at such place or places as may be agreed upon by a majority of the Trustees and may be called by any Trustee upon written notice to the other Trustees and may be held at any time without such notice if all the Trustees consent.

8.2 ACTION BY TRUSTEES WITHOUT MEETING. Action by the Trustees may also be taken by them in writing without a meeting, provided, however, that in such cases there shall be unanimous written consent therein by all of the Trustees. Whenever action is taken by the Trustees pursuant to the terms hereof, such action shall be taken by affirmative vote of a majority of the Trustees then designated and entitled to exercise authority with respect to such action or, if two or fewer Trustees are entitled to exercise authority with respect to such action, shall be taken by affirmative vote of both Trustees or the only Trustee, as applicable.

8.3 MINUTES OF MEETING. The Trustees shall keep minutes of all meetings, but such minutes need not be verbatim. Copies of the minutes shall be sent to all Trustees.

                                   ARTICLE 9
                                   AMENDMENT
                                   ---------

                                       1

9.1 AMENDMENT. Except as herein limited, the Employer shall have the right to amend this Plan at any time to any extent that it may deem advisable. Any amendment of the Plan shall be set forth in an instrument in writing approved by the Board of Directors. All Participants, all Employers, the Administrator and the Trustees shall be bound by any amendment to this Plan except that:

     (a) No amendment shall increase the duties or liabilities of the Administrator or the Trustees without the consent of such party;

(b) No amendment shall have the effect of vesting in the Employer any interest in or control over any of the assets held by the Trustees pursuant to this Plan; and

(c) No amendment shall have the effect of the elimination of a benefit protected under Code Section 411(d)(6) with respect to the Plan, unless such elimination is permitted under Treasury regulation Sections 1.401(a)-4 and 1.411(d)-4.

(d) No amendment to the Plan's vesting schedule shall deprive any Participant of any vested interest in his or her Accrued Benefit. If the Plan's vesting schedule is amended, any Participant having not less than three (3) Years of Service shall be permitted to elect, in writing, to the Administrator, to have his or her Vested Percentage computed under the Plan without regard to such amendment, provided such Participant's Vested Percentage at some point under the amended schedule may be less than such Participant's Vested Percentage at some point under the prior vesting schedule.

     The period during which the vesting schedule election must be made by the Participant shall begin no later than the date the Plan amendment is adopted and end no later than the latest of the following dates:

          (i) The date which is sixty (60) days after the day the amendment is adopted;

(ii) The date which is sixty (60) days after the day the amendment becomes effective;

(iii) The date which is sixty (60) days after the day the Participant is issued written notice of the amendment by the Employer or Administrator.

9.2 PROCEDURE. An amendment under this Article shall be valid only if it is approved by the Employer's Board of Directors at a duly called meeting at which a quorum thereof is present or by written consent of the members of the Employer's Board of Directors executed in accordance with applicable state law.


                                  ARTICLE 10
                                  TERMINATION
                                  -----------
                                      1

10.1 RIGHT TO TERMINATE. It is expected that this Plan and the payment of contributions hereunder will continue indefinitely, but the continuance of this Plan is not assumed as a contractual obligation of any Employer. The Employer shall have the right at any time, and without the consent of any party, to terminate this Plan in its entirety.

10.2 EFFECT OF TERMINATION. Upon a termination of this Plan, upon a partial termination of the Plan as determined under applicable rules and regulations of the Internal Revenue Service or upon a complete discontinuance of contributions to the Plan, the Plan Account of each Employee with respect to whom the Plan is being terminated (including any Participant who has not received a complete distribution of his or her vested Plan Account and has not incurred, as of the date of the termination, at least five (5) Breaks in Service) or with respect to whom contributions are being discontinued shall become fully vested. Upon such termination or partial termination, the Administrator shall instruct the Trustees to transfer to each Participant or retired Participant (or his or her beneficiaries) with respect to whom the Plan is being terminated, by suitable instrument of transfer and delivery thereof, all assets held by the Trustees for such Participant or retired Participant (or his or her beneficiaries). If, however, the Employer or any entity within a controlled group (determined under the Code) with the Employer maintains another defined contribution plan other than an employee stock ownership plan (as defined by Code Section 4975(e)(7)), the Plan Accounts of all Participants will be determined and transferred to such other defined contribution plan, unless the Participant consents to an immediate distribution from the Plan.

10.3 PROCEDURE. Discontinuance or termination under this Article shall be valid only if it is approved by the Employer's Board of Directors at a duly called meeting at which a quorum thereof is present or by written consent of the members of the Employer's Board of Directors executed in accordance with applicable state law.

10.4 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OF THE EMPLOYER. To the extent permitted by applicable law, in the event of merger or consolidation of the Employer, or transfer of all or substantially all of its assets to any corporation or other business, provisions may be made by any successor organization for the continuance of this Plan, and said successor shall in such event be substituted in place of the Employer by an appropriate instrument confirming such substitution and adopting this Plan. Notice of such substitution delivered to the Trustees shall be authority to the Trustees to recognize such successor in place of the Employer. The continuation of this Plan shall be by a separate plan and trust, to which the Trustees shall transfer the Plan Accounts of Employees of that Employer.

10.5 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OF THE PLAN. In the event of the merger, consolidation or transfer of the assets of the Plan with any other pension or profit sharing plan, such action shall be on terms providing that each Participant in this Plan would (if the transferee plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before such action (if the Plan had then terminated).

                                   ARTICLE 11
                      PROVISIONS TO PREVENT DISCRIMINATION
                      ------------------------------------
                                      1

11.1 NO Section 401(a) DISCRIMINATION. No contributions made to the Trust Fund by the Employer, nor benefits received from the Trust Fund by the Participants or their beneficiaries, shall be discriminatory within the meaning of Code
Section 401.

11.2 UNIFORM TREATMENT. This Plan shall be administered and construed in a uniform and non-discriminatory manner, treating similarly situated Participants alike.

                                   ARTICLE 12
                              TOP HEAVY PROVISIONS
                              --------------------
                                      1

12.1 TOP HEAVY REQUIREMENTS. Notwithstanding anything contained herein to the contrary, if the Plan is a Top Heavy Plan for any Plan Year, then the Plan shall meet the following requirements for such Plan Year:

     (a) MINIMUM VESTING REQUIREMENTS. Vesting shall be determined in accordance with one of the following schedules as designated by the Administrator by written resolution, except that if the vesting schedule then in effect is more favorable in all respects to Participants than either of the following schedules, the vesting schedule then in effect shall continue to apply:

     (i) A Participant will have a fully vested interest in his or her Plan Account upon completion of not more than three (3) Years of Service for vesting purposes; or

(ii) A Participant's vested interest in his or her Plan Account will be determined under a schedule which is not less favorable to the Participant than the following:

=========================================================== ========================================================
                 Years of Vesting Service                                       Vested Interest
=========================================================== ========================================================
                       Less than 2                                                    0%

----------------------------------------------------------- --------------------------------------------------------
                    2 but less than 3                                                 20%
----------------------------------------------------------- --------------------------------------------------------
                    3 but less than 4                                                 40%
----------------------------------------------------------- --------------------------------------------------------
                    4 but less than 5                                                 60%
----------------------------------------------------------- --------------------------------------------------------
                    5 but less than 6                                                 80%
----------------------------------------------------------- --------------------------------------------------------
                        6 or more                                                    100%
=========================================================== ========================================================

         If the Administrator fails to designate one of the preceding schedules, Schedule (i) shall be deemed to have been designated.

         If this Plan is found to be a Top Heavy Plan and subsequently ceases to be a Top Heavy Plan, then the vested interest of a Participant with fewer than three (3) Years of Service on the date on which the Plan ceases to be a Top Heavy Plan in benefits accrued with respect to Plan Years after the Plan ceases to be a Top Heavy Plan shall be determined without regard to the preceding schedules; the vested interest of a Participant with more than three (3) Years of Vesting Service on that date shall in that event, upon the Participant's election, continue to be determined by the preceding schedules.

         Notwithstanding the preceding, if the Plan's normal vesting schedule is more favorable than the Top Heavy schedule above, the Plan's normal vesting schedule shall continue to apply when the Plan is a Top Heavy Plan. In addition, a Participant's vested percentage will not be reduced as the result of the Plan's change from Top Heavy to Non-Top Heavy status or from Non-Top Heavy too Top Heavy status.


(b) MINIMUM CONTRIBUTION REQUIREMENT. This Plan will provide a minimum contribution allocation for such Plan Year for each Participant who is eligible to participate in the Plan for the Plan Year (regardless of whether he or she has earned a Year of Service during the Plan Year), who is employed by the Employer on the last day of the Plan Year and who is a Non-Key Employee in an amount equal to at least three percent (3%) of such Participant's Compensation (as defined in Section 3.5(a)) for such Plan Year. The three percent (3%) minimum contribution allocation requirement shall be increased to four percent (4%) for any year in which the Employer also maintains a defined benefit pension plan if such increase is necessary to avoid the application of Code Section 416(h)(1), relating to special adjustments to Code Section 415 limits for Top Heavy Plans, and if the adjusted limitations of Code Section 416(h)(1) would otherwise be exceeded if such minimum contribution allocation were not so increased.

     The minimum contribution allocation requirements set forth hereinabove shall be reduced in the following circumstances:

(i) The percentage minimum contribution allocation required hereunder shall in no event exceed the percentage contribution allocation made for the Key Employee for whom such percentage is the highest for the Plan Year, after taking into account contribution allocations and benefits under other qualified plans in this Plan's aggregation group as provided in Code Section 416(c)(2)(B)(ii); and

(ii) No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Participant's Employer maintains another qualified plan under which a minimum benefit or contribution is being funded or made for such year for the Participant in accordance with Code Section 416(c).

ADDITIONAL SUPER TOP HEAVY REQUIREMENT. If the Plan is a Super Top Heavy Plan for any Plan Year, the limitations on annual additions contained in Article 4 shall be adjusted pursuant to Code Section 416(h).

12.2 TOP HEAVY PLAN DEFINITIONS. For purposes of this Article, the following terms shall have the meanings provided below:

     (a) A plan is a "TOP HEAVY PLAN" if, as of the Determination Date, the aggregate of the accounts of Key Employees under a defined contribution plan exceeds sixty percent (60%) of the aggregate of the accounts of all employees under such plan or, in the case of a defined benefit plan, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all employees, all as adjusted by and determined in accordance with the provisions of Code Section 416(g). The determination of whether a plan is Top Heavy shall be made after aggregating each Plan of the sponsoring Employer in which at least one Key Employee participates and each other plan of the sponsoring Employer which enables any plan in which at least one Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, and after aggregating any plan not required to be aggregated by the foregoing if such aggregated group of plans, taking such plan into account, continues to meet the requirements of Code Sections 401(a)(4) and 410. A plan is a "SUPER TOP HEAVY PLAN" if, as of the Determination Date, the plan would meet the test specified above for being a Top Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in this subsection
(a).

     (b) The "Determination Date" for purposes of determining whether a plan is Top Heavy for a particular plan year is the last day of the preceding plan year (or, in the case of the first plan year of a plan, the last day of the first plan year).

     (c) A "Key Employee" is any employee or former employee (including a beneficiary of such employee or former employee) who at any time during the plan year or any of the four (4) preceding plan years is:

     (i) An officer of the plan sponsor or any corporation required to be aggregated with the plan sponsor under Code Sections 414(b), (c), (m) or
(o) who has annual compensation (as defined below) from the plan sponsor or any corporation required to be aggregated with the plan sponsor under Code Sections 414(b), (c), (m) or (o) of more than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the plan year (but in no event shall the number of officers taken into account as Key Employees exceed the lesser of (i) fifty (50) or, (ii) the greater of three
(3) or ten percent (10%) of all employees).

(ii) One (1) of the ten (10) Employees owning (or considered as owning within the meaning of Code Section 318) both more than a one-half percent (1/2%) ownership interest and the largest percentage ownership interests in the Employer, and (ii) as annual compensation (as defined below) of more than the amount in effect under Code Section 415(c)(1)(A). For purposes of this Section, if two (2) Employees have the same interests in the Employer, the Employee having greater annual compensation (as defined below) from the Employer shall be treated as having a larger interest;

(iii) A person owning (or considered as owning within the meaning of Code
Section 318) more than five percent (5%) of the outstanding stock of the plan sponsor or stock possessing more than five percent (5%) of the total combined voting power of all stock of the plan sponsor; or

(iv) A person who has an annual compensation (as defined below) from the plan sponsor (or any corporation required to be aggregated with the plan sponsor under Code Sections 414(b),(c), (m) or (o)) of more than one hundred fifty thousand dollars ($150,000) and who would be described in subparagraph (iii) hereof if one percent (1%) were substituted for five percent (5%).

     For purposes of applying Code Section 318 to the provisions of this subsection (c), subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting five percent (5%) for fifty percent (50%). In addition, the rules of subsections (b), (c) and (m) of Code Section 414 shall not apply for purposes of determining ownership of the plan sponsor under this subsection (c).

     For purposes of determining whether an Employee is a Key Employee, annual compensation means compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b).

(d) A "NON-KEY EMPLOYEE" is any participant in a plan (including a beneficiary of such participant) who is not a Key Employee.


                                   ARTICLE 13
                             LOANS TO PARTICIPANTS
                             ---------------------

13.1 LOAN ADMINISTRATION. The Trustees (the "Loan Administrator" for purposes of this Article) is authorized to establish and administer a loan program as provided herein.

     Parties in interest (as defined in ERISA Section 3(14)) who are Participants, or who are beneficiaries who have become entitled to receive a benefit under the Plan, may make written application to the Loan Administrator for a loan. The Loan Administrator shall review the loan application and approve or deny the application in writing, in accordance with the uniform and non-discriminatory loan policy set forth in this Article. Any such loan shall be made from the assets of the borrower's Salary Reduction Contribution Account only.

13.2 AMOUNT, AVAILABILITY. The minimum amount which a borrower may borrow at any one time from the Plan, exclusive of interest, is one thousand dollars ($1,000). The maximum amount which a borrower may borrow from the Plan, when added to the outstanding balance of all other loans from the Plan and from any other qualified plans maintained by the Employer and any entity required to be aggregated with the Employer pursuant to Code Section 72(p), exclusive of interest, shall not exceed the lesser of: (i) fifty thousand dollars ($50,000), reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the borrower during the one (1) year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan to the borrower on the date on which such loan was made; or (ii) fifty percent (50%) of the borrower's vested Plan Account, determined as of the origination date of the loan in the same manner as provided in Section . A borrower's vested interest in the Plan shall be determined in accordance with Code Section 72(p)(2)(A). In addition, the Loan Administrator shall approve a loan made pursuant to this Article only if the Loan Administrator determines, in his or her sole and absolute discretion, that the amount of such loan is reasonable based on factors that are legally considered by commercial entities in the business of making similar loans. In no event shall a loan be made which would be taxed under Code Section 72(p) as a distribution from the Plan. Effective January 1, 1999, a borrower may have no more than one loan outstanding under the Plan at any time.

13.3 NON-DISCRIMINATION. Loans shall be available to all parties in interest (as defined above) who are Participants on a reasonably equivalent basis, without regard to an individual's race, color, religion, age, sex or national origin. In approving such loans, the Loan Administrator shall not discriminate in favor of highly compensated employees (within the meaning of Code Section 414(q)) as to the general availability of loans, as to the terms of repayment, or as to the amount of such loans in proportion to the vested portion of the Borrower's Plan Account. Notwithstanding anything in this Plan to the contrary, all loans shall comply with the requirements of Section 408(b)(1) of ERISA.

13.4 LOAN APPROVAL. The Loan Administrator shall not take the purpose of the loan into account in approving or disapproving a loan application.

     The Loan Administrator shall approve or deny the loan application based on the same factors which commercial lenders in the business of making similar types of loans legally recognize for purposes of loan availability. The Loan Administrator may examine such factors as creditworthiness, financial need, adequacy of security and risk of loss to the Plan in the event of default. Based on these factors, Participants and beneficiaries other than active employees may be offered loans on different terms and conditions due to valid economic differences.

13.5 INTEREST RATE. Each loan shall bear a reasonable rate of interest, to be established by the Loan Administrator. A reasonable rate of interest means an interest rate which is at least the rate of interest currently being charged by commercial lenders in the area for the use of money which they lend under similar circumstances (including creditworthiness of the borrower and the security given for the loan). The Loan Administrator shall not discriminate among borrowers in the matter of interest, but loans may bear different interest rates if, in the Loan Administrator's opinion, the difference is justified by different terms for repayment, the security of the collateral, or changes in economic conditions. No loans will be granted during any period in which the reasonable commercial interest rate for money loaned under similar circumstances exceeds the maximum legal rate that may be charged to individuals for loans of this nature under applicable usury laws.

     The Loan Administrator may from time to time set appropriate processing and loan administration fees.

13.6 COLLATERAL. Each loan, to the extent of the amount of the indebtedness, including interest, shall be secured by the assignment of up to fifty percent (50%) of the borrower's vested Plan Account, determined as of the origination date of the loan, supported by the borrower's collateral promissory note for the payment of the indebtedness, including interest, payable to the order of the Trustee. No more than fifty percent (50%) of the borrower's vested Plan Account, determined as of the origination date of the loan, may be used as collateral for loans hereunder. Subject to applicable provisions of law, each loan shall be further supported by the Participant's execution of an agreement, in a form specified by the Loan Administrator, to repay the loan by payroll deduction over a term and in a manner specified by the Loan Administrator. In addition to the assignment of any part of the borrower's Plan Account, the Loan Administrator may require such additional collateral as he or she may deem necessary to adequately secure such loan. The Loan Administrator shall choose collateral that the Plan can sell or foreclose on in the event of default, that will not leave the Plan with a loss of principal or interest, and that would be sufficient in the same context in a commercial setting. The assignment of any part of the borrower's Plan Account provided for above shall be void for any period of time during which the loan fails to comply with Code Section 4975(d)(1) and Section 408(b)(1) of ERISA.

13.7 REPAYMENT. Except as provided in regulations or other formal guidance issued by the Secretary of the Treasury or by the Department of Labor, and subject to any limitations which may apply in the case of a borrower who is not an active Employee, loans shall be repaid by payroll deductions. Any loan to a borrower shall be repaid in such manner and over such period as will constitute level amortization of such loan over the term of the loan (with payments not less frequently than quarterly), and the term of the loan shall not exceed such period (not to exceed five years, or such longer period as may be allowed without causing the loan to be taxed under Code Section 72(p) as a distribution from the Plan) as the Loan Administrator shall determine. All payments by a borrower on any such loan, including interest, shall be credited to such borrower's Plan Account.

     The events of default shall be listed specifically in the borrower's Loan Agreement. The Loan Agreement provisions are deemed part of the Plan with respect to that borrower for purposes of complying with Department of Labor regulation Section 2550.408b-1(d)(2). Generally, a borrower is in default if one or more of the following events occurs: (a) any false or misleading representation, warranty, or statement is made by the borrower in connection with the borrower's Loan Agreement; (b) failure by the borrower to pay any loan obligation when due; (c) failure by the borrower to observe or perform any warranty, covenant, condition or agreement under the Loan Agreement; (d) the borrower's death or retirement; (e) the borrower's request for a distribution of the borrower's Plan Account (other than a hardship distribution of that portion of the Participant's vested account which is not used as collateral for any loan hereunder); or (f) the borrower's termination of employment. If a borrower defaults in the repayment of the loan, the borrower's Plan Account used as collateral shall be charged with the full unpaid balance of the loan, including any accrued but unpaid interest, as of the earliest date on which the borrower may elect to receive a distribution of a portion or all of his or her Plan Account. If the borrower's Plan Account used as collateral is insufficient to repay the remaining balance of the loan, including interest, such borrower shall be liable for and continue to make payments on any balance still due. Any costs incurred by the Trustee or Loan Administrator in collecting amounts due, including attorney's fees, shall be added to the principal balance of the loan and treated accordingly.


13.8 PARTICIPANT CONSENT TO LOAN SET-OFFS. No loan shall be made to a Participant unless the Participant consents to the loan and to the fact that, if the loan defaults, the Participant's account may be reduced as provided in this Article, before the Participant attains the age of sixty-five (65). The consent of the Participant must be made within the ninety (90) day period before the making of the loan. For purposes of this Section, any renegotiation, extension, renewal or other revision of a loan shall be treated as a new loan made on the day of the renegotiation, extension, renewal or other revision.


13.9 DISTRIBUTIONS PROHIBITED. No distribution (other than a hardship distribution of that portion of the Participant's vested Plan Account which is not used as collateral for any loan hereunder) under the Plan shall be made to any Participant or former Participant or to a Beneficiary of any such Participant unless all unpaid loans, including accrued interest, have been repaid or otherwise discharged.


13.10 NO ALIENATION. A loan made to a borrower shall not be treated as an assignment or alienation of any portion of the borrower's Plan Account due to the fact that the loan will be secured by the borrower's Plan Account and all loans made to Participants and beneficiaries shall be made in a manner to be exempt from the tax imposed on prohibited transactions under Code Section 4975(d)(1).

13.11 DISCLOSURE. Every borrower must receive from the Loan Administrator a statement which describes the procedure for loan application, the events constituting default and the steps which will be taken by the Plan in the event of default, and a clear statement of the charges involved in each loan transaction. The statement of charges shall include the dollar amount of the loan and the annual interest rate.


                                  ARTICLE 14
                                 MISCELLANEOUS
                                 -------------

14.1 NO RIGHT TO EMPLOYMENT. Participation in this Plan shall not give any person the right to be retained in the employ of the Employer, or any right or interest in this Plan other than as herein provided.


14.2 HEADINGS. The headings and sub-headings in this instrument are inserted for convenience of reference only and are not to be considered in construing the provisions hereof.


14.3 COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.


14.4 GOVERNING LAW. This Plan shall be construed, administered and governed in all respects under and by the laws of the State of Maryland, except to the extent Maryland law shall have been pre-empted by ERISA.

14.5 RULES AND REGULATIONS. By becoming a Participant, every Participant shall thereby be deemed to have agreed to abide by the rules and regulations of the Administrator made in accordance with this Plan, and to sign all papers necessary for the compliance therewith.

14.6 NO ASSIGNMENT OF BENEFITS. Except as expressly provided herein, no benefits under the Plan may be assigned or alienated, and the Trustees shall pay all amounts payable hereunder, and shall distribute all assets distributable hereunder, to any person, into the hands of such person and not unto any other person or corporation whatsoever, whether claiming by his or her authority or otherwise; nor may said payments be anticipated. Except as expressly provided herein, the interest of any Participant hereunder may not be assigned or encumbered, nor shall it be subject to attachment or other judicial process. However, deposit to the credit of the account of any person in a bank or trust company designated by such person in writing shall be deemed to be the equivalent of payment into the hands of such person. Notwithstanding the foregoing, amounts held for the benefit of a Participant may be paid in accordance with a "qualified domestic relations order" as defined in Code
Section 414(p) (or a domestic relations order entered before January 1, 1985 which, in the judgment of the Administrator, is entitled to be treated as a qualified domestic relations order), so long as the payment complies with Code
Section 414(p).

14.7 EXCLUSIVE BENEFIT. The Trust Fund shall be held by the Trustees for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. No part of the Trust shall ever inure to the benefit of the Employer, except that:


     (a) Any contribution made to the Trust Fund by the Employer which is attributable to a mistake of fact may be returned to the Employer within one year after such contribution was made;


(b) All contributions shall be conditioned on the initial qualification of the Plan under Code Section 401, and if the Plan does not qualify, then such contributions may be returned to the Employer within one year after the date of denial of qualification of the Plan.


(c) All contributions shall be conditioned on their deductibility under Code
Section 404, and any nondeductible contribution will be returned to the Employer within one year after the date of disallowance of such deduction.


(d) If a return of contributions pursuant to the foregoing is due to a good faith mistake of fact or a good faith mistake in determining the deductibility of the contribution:


     (i) The amount which may be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction; and


(ii) Gains attributable to such excess contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned; and


(iii) In no event may a return of contributions be due which would cause the Account of any Participant to be reduced to an amount less than the amount which would have been credited to the Participant's Account if the mistaken amount not been contributed.


(e) If the return of contributions is due to the non-deductibility for federal tax purposes under Code Section 404 or any statute of similar impact, such amount shall be deemed forfeited within one year after the date of disallowance of the deduction and shall be applied to reduce future Employer contributions due hereunder.

         IN WITNESS WHEREOF, as evidence of its adoption of this Plan, the Employer has caused this Plan to be executed, and the Trustees have joined herein to evidence their respective acceptance of the provisions of the Plan and Trust, generally effective as of January 1, 1997.


ATTEST/WITNESS:                     BEALL, GARNER, SCREEN & GEARE, INC.


                                    By:
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Print Name:                         Print Name:
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                                    Title:
                                          --------------------------------------

                                    Date:
                                         ---------------------------------------

                                    ROBERT H. GARNER, TRUSTEE


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Print Name:                         Date:
           --------------------

                                    RANDOLPH B. SCREEN, TRUSTEE



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Print Name:                         Date:
           --------------------

                                    COLEMAN P. BROWN, II, TRUSTEE


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Print Name:                         Date:
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                                    JON S. KETZNER, TRUSTEE


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

Print Name:                         Date:
           --------------------


                                    H. GLENN TWIGG, JR., TRUSTEE


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Print Name:                         Date:
           --------------------


                                    MARC E. ZANGER, TRUSTEE


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Print Name:                         Date:
           --------------------